Filed Pursuant to Rule 424(b)(5)
Registration No. 333-171634

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 26, 2011)

$35,000,000

Common Stock

Issuable Upon the Exercise of Subscription Rights

We are distributing, at no charge, to holders of our Eligible Securities (as defined in this prospectus supplement), nontransferable subscription rights (the “Subscription Rights”) to purchase up to a total of 4,424,778 shares of our common stock, $0.01 par value per share (“Common Stock”), or, in accordance with the terms of certain of the Eligible Securities, a nonvoting security substantially equivalent to Common Stock (a “Common Stock Equivalent”). We refer to this offering as the “Rights Offering,” and to the shares of Common Stock and any Common Stock Equivalents offered in the Rights Offering as the “Shares.”

Each whole Subscription Right entitles you to purchase 0.1671 Share at the purchase price of $7.91 per Share (the “Basic Subscription Privilege”). The Subscription Rights are exercisable beginning on the date of this prospectus supplement and continuing until 5:00 p.m., Eastern Time, on December 14, 2011. As described in greater detail in the section entitled “THE RIGHTS OFFERING—Subscription Price,” after consultation with its legal and financial advisors, and upon the recommendation of a special committee of independent, disinterested directors (the “Special Committee”), our Board of Directors approved the subscription price, which represents a 17.6% discount to the market price of our Common Stock as of November 22, 2011. If you exercise your Basic Subscription Privilege in full and other securityholders do not fully exercise their Basic Subscription Privileges, you will be entitled to exercise an oversubscription privilege to purchase a portion of the unsubscribed Shares at the same purchase price of $7.91 per Share (the “Oversubscription Privilege”).

The shares of Common Stock are being offered directly by us without the services of an underwriter or selling agent. Our Common Stock is currently traded on The NASDAQ Global Select Market under the symbol “TAYC”, and we will apply for the shares of our Common Stock issued upon the exercise of Subscription Rights to also be listed on such exchange. The closing sales price of our Common Stock on November 22, 2011, was $9.60 per share. No Common Stock Equivalent purchased in the Rights Offering will be listed on any securities exchange or market. We do not expect that any public market will exist for any such Common Stock Equivalents or that the prices of any such Common Stock Equivalents will be quoted in any over-the-counter market.

Exercising your Subscription Rights and investing in Shares involves a high degree of risk. We urge you to carefully read the section entitled “RISK FACTORS” beginning on page S-17 of this prospectus supplement, the section entitled “RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2010, and all other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus in its entirety before you decide whether to exercise your rights. You should carefully consider whether to exercise your Subscription Rights before the Rights Offering expires. All exercises of Subscription Rights are irrevocable.

These securities are not savings or deposit accounts or obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

OFFERING SUMMARY

Price: $7.91 per Share

	Per Share	Total
Public offering price	$7.91	$35,000,000.00
Proceeds, before expenses, to Taylor Capital Group, Inc.(1)	$7.91	$35,000,000.00

(1) While this is not an underwritten offering and there will be no underwriters’ discounts or commissions, we expect to incur approximately $570,000 of legal, accounting and other fees with respect to the Rights Offering.

The date of this prospectus supplement is November 23, 2011.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, and therefore this document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Rights Offering and certain other matters relating to us. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Rights Offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined. To the extent the information in the prospectus supplement differs from the information in the accompanying base prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” and the “Company” refer to Taylor Capital Group, Inc. and its consolidated subsidiaries, and the “Bank” refers to its wholly-owned bank subsidiary, Cole Taylor Bank.

S-ii

QUESTIONS AND ANSWERS RELATED TO THE RIGHTS OFFERING

The following are questions that we anticipate you may have about the Rights Offering. The answers are based on information in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about whether to exercise your Subscription Rights. Exercising the Subscription Rights and investing in our securities involves a high degree of risk. We urge you to carefully read this prospectus in its entirety, including the section entitled “RISK FACTORS” beginning on page S-19, as well as the documents listed under the section “DOCUMENTS INCORPORATED BY REFERENCE” before you decide whether to exercise your Subscription Rights.

What is the Rights Offering?

We are distributing, at no charge, to each holder of record of an Eligible Security as of the Record Date (as defined below), nontransferable Subscription Rights to purchase shares of our Common Stock, or, in accordance with the terms of certain of the Eligible Securities, Common Stock Equivalents. You will receive one Subscription Right for every share of Common Stock or Common Stock Equivalent that you held, on an as-converted basis assuming the conversion of all Eligible Securities, as of the Record Date. The terms of the Eligible Securities (other than the Common Stock) provide to their holders the right to participate in the Rights Offering with the holders of the Common Stock on an as-converted basis without having to convert or exercise their securities. Each Subscription Right entitles the holder to a Basic Subscription Privilege and an Oversubscription Privilege. In the aggregate, the Subscription Rights entitle the holders of Eligible Securities to purchase up to 4,424,778 Shares for an aggregate purchase price of approximately $35.0 million.

How many Subscription Rights will I receive in the Rights Offering?

Holders of the following securities (collectively, the “Eligible Securities”) will receive one Subscription Right for every share of Common Stock or Common Stock Equivalent that they held, on an as-converted basis assuming the conversion of all Eligible Securities, as of 5:00 p.m., Eastern Time, on November 21, 2011 (the “Record Date”):

•	our Common Stock;

•	our 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred”);

•	our Nonvoting, Convertible Preferred Stock, Series D (the “Series D Preferred”);

•	our 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E (the “Series E Preferred”);

•	our Non-Voting, Convertible Preferred Stock, Series G (the “Series G Preferred”); and

•	certain warrants to purchase Common Stock (the “Participating Warrants”).

As noted above, the terms of the Eligible Securities (other than the Common Stock) provide to their holders the right to participate in the Rights Offering with the holders of the Common Stock on an as-converted basis without having to convert or exercise their securities. Please note, however, that the number of Subscription Rights distributed to holders of the Series C Preferred and Series E Preferred will not give effect to the proposed conversion transactions described under “PROSPECTUS SUPPLEMENT SUMMARY—Recent Developments,” because the Record Date for the Rights Offering precedes the effective date of the proposed conversion transactions.

Therefore, the number of Subscription Rights that you will receive in the Rights Offering is dependent upon the number and type of Eligible Securities that you held as of the Record Date. Detail with respect to the number of Subscription Rights to be issued to the holders of each of the Eligible Securities as of the Record Date is as follows:

Eligible Security	Subscription Rights to which Holders Are Entitled

Common Stock	1 Subscription Right per share

Series C Preferred	2.03583 Subscription Rights for each share

Series D Preferred	1 Subscription Right per share

Series E Preferred	2.03583 Subscription Rights for each share

Series G Preferred	1 Subscription Right per share

Participating Warrants	1 Subscription Right per share of Common Stock issuable pursuant to the Participating Warrant

Please note, however, that fractional Subscription Rights will not be issued in the Rights Offering. Rather, all fractional Subscription Rights will be eliminated by rounding down to the nearest whole Subscription Right.

If I hold a warrant to purchase Common Stock, how can I tell if it is a Participating Warrant?

Not all warrants issued by the Company are necessarily Participating Warrants that entitle their holders to receive Subscription Rights in the Rights Offering. Only those warrants issued by the Company on September 29, 2008, May 28, 2010, and October 21, 2010 are Participating Warrants, because such warrants contain provisions specifically requiring that the holders thereof be allowed to participate in any distribution of rights to acquire Common Stock by the Company to holders of Common Stock, such as the Rights Offering.

What is the Basic Subscription Privilege?

The Basic Subscription Privilege of each Subscription Right gives the holders of Eligible Securities the opportunity to purchase 0.1671 Shares at a subscription price of $7.91 per Share. For example, if, on the Record Date, you owned:

•

100 shares of our Common Stock, you would receive 100 Subscription Rights and would have the right to purchase 16.71 Shares (rounded down to 16 Shares, with the total subscription payment being adjusted accordingly, as discussed below) for $7.91 per Share (or a total payment of $126.56) with your Basic Subscription Privilege; or

•

100 shares of our Series C Preferred, you would receive 203 Subscription Rights (representing one right for each share of Common Stock into which your shares of Series C Preferred were convertible at your election as of the Record Date, rounded down to eliminate fractional Subscription Rights, as discussed above) and would have the right to purchase 33.92 Shares (rounded down to 33 Shares, with the total subscription payment being adjusted accordingly, as discussed below) for $7.91 per Share (or a total payment of $261.03) with your Basic Subscription Privilege.

We determined the number of Shares to be offered and the Shares that may be purchased upon exercise of a Subscription Right by adding together the total number of shares of Common Stock and Common Stock

Equivalents, on an as-converted basis assuming the conversion of all Eligible Securities, outstanding on the Record Date. Specifically, we added together the following, each as of the Record Date: (i) shares of Common Stock outstanding (20,417,428 shares); (ii) shares of Common Stock issuable upon exercise of all Participating Warrants (2,337,500) shares; (iii) shares of Common Stock or Common Stock Equivalents issuable upon conversion of all outstanding shares of Series C Preferred (2,598,697 shares); (iv) shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred (405,330 shares); (v) shares of Common Stock or Common Stock Equivalents issuable upon conversion of all outstanding shares of Series E Preferred (455,048 shares); and (vi) shares of Common Stock issuable upon conversion of all outstanding shares of Series G Preferred (261,324 shares). The result of the calculation is 26,475,327 shares of Common Stock and Common Stock Equivalents. Because we are offering Subscription Rights to purchase $35.0 million of Shares at $7.91 per Share, the Subscription Rights must be exercisable for 4,424,778 Shares ($35.0 million divided by $7.91). To determine the number of Shares purchasable under each Subscription Right, we divided the number of Shares that we are offering (4,424,778) by the 26,475,327 shares of Common Stock and Common Stock Equivalents, on an as-converted basis assuming the conversion of all Eligible Securities, eligible to participate. The result, to the fourth decimal place, is that each Subscription Right is exercisable for 0.1671 Shares.

If you are the record holder of your Eligible Securities, the number of Shares you may acquire pursuant to your Basic Subscription Privilege is indicated on the enclosed Subscription Rights certificate. If you hold your Eligible Securities in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (“DTC”), DTC will issue Subscription Rights to the nominee for the Eligible Securities that you own as of the Record Date. If you are not contacted by your broker, dealer, custodian bank or other nominee, you should contact your nominee as soon as possible.

You may exercise your Basic Subscription Privilege to purchase any number of Shares subject to your Subscription Rights, or you may choose not to exercise any Subscription Rights at all. If you do not exercise your Basic Subscription Privilege in full, you will not be entitled to exercise an Oversubscription Privilege.

Fractional Shares resulting from the exercise of your Basic Subscription Privilege will be eliminated by rounding down to the nearest whole Share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received will be returned, without interest, as soon as practicable after the Rights Offering has expired.

What is the Oversubscription Privilege?

If you purchase all of the Shares available to you pursuant to your Basic Subscription Privilege, you may also choose to purchase a portion of any Shares that our other securityholders do not purchase through the exercise of their Basic Subscription Privileges. You should indicate on your Subscription Rights certificate, or the form provided by your nominee if your Eligible Securities are held in the name of a nominee, how many additional Shares you would like to purchase pursuant to your Oversubscription Privilege.

Shares available to our securityholders pursuant to the Oversubscription Privilege will be allocated pursuant to a two-step process. The maximum number of Shares purchasable by a securityholder in the first step of the allocation process will be limited to the result of: (x) the total number of unsubscribed Shares multiplied by (y) the number of Subscription Rights that were distributed to such securityholder divided by (z) the number of Subscription Rights distributed to all holders of Eligible Securities as of the Record Date. Securityholders whose oversubscription requests exceed the Share limitation of the first step of the allocation process will proceed to the second step, where we will seek to honor oversubscription requests in full if sufficient Shares are available. If oversubscription requests for Shares in the second step of the allocation process exceed the number of Shares available, however, we will allocate the available Shares pro rata among the securityholders participating in the second step of the allocation process in proportion to the number of Subscription Rights that were distributed to each of those securityholders relative to the number of Subscription Rights distributed to all holders of Eligible Securities participating in the second step of the allocation, with the number of Shares rounded up or down, as applicable, to result in the allocation of whole Shares. If this pro rata allocation results in any securityholder receiving a greater number of Shares than for which the securityholder subscribed pursuant to the exercise of the Oversubscription Privilege, then such securityholder will be allocated only that number of Shares for which the securityholder oversubscribed, and the remaining Shares will be allocated among all other securityholders exercising the Oversubscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Shares have been allocated.

For example, if: (i) there are 100 excess Shares available for purchase by three securityholders who have timely and fully exercised their Basic Subscription Privileges with respect to all the Subscription Rights they hold and (ii) securityholder A, who received 15% of the Subscription Rights distributed to all holders of Eligible Securities as of the Record Date, requests the purchase of 100 Shares pursuant to securityholder A’s Oversubscription Privilege, securityholder B, who received 10% of the Subscription Rights distributed to all holders of Eligible Securities as of the Record Date, requests the purchase of 50 Shares pursuant to securityholder B’s Oversubscription Privilege, and securityholder C, who received 5% of the Subscription Rights distributed to all holders of Eligible Securities as of the Record Date, requests the purchase of 20 Shares pursuant to securityholder C’s Oversubscription Privilege, then, assuming the valid exercise of each of these securityholder’s Basic Subscription Privileges and receipt of sufficient payment for the Shares requested pursuant to the oversubscription request, in the first step of the allocation process of the Oversubscription Privilege: securityholder A would receive 15 Shares, securityholder B would receive 10 Shares, and securityholder C would receive 5 Shares. In the second step of the allocation process: securityholder A would receive 35 Shares, securityholder B would receive 23.33 Shares (rounded down to 23 Shares, with the total subscription payment being adjusted accordingly) and securityholder C would receive receive 11.67 Shares (rounded up to 12 Shares, with the total subscription payment being adjusted accordingly).

Computershare Trust Company, N.A., our subscription agent for the Rights Offering, will determine the oversubscription allocation based on the formula described above. Any excess subscription payments received by the subscription agent will be returned as soon as practicable, without interest or penalty.

To properly exercise your Oversubscription Privilege, you must deliver the subscription payment related to your Oversubscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Shares before the Rights Offering expires, if you wish to maximize the number of Shares you may purchase pursuant to your Oversubscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Shares that may be available to you (i.e., for the maximum number of Shares available to you, assuming you exercise all of your Basic Subscription Privilege and are allotted the full amount of your oversubscription without reduction). See “THE RIGHTS OFFERING—The Subscription Rights—Oversubscription Privilege.”

Certain of our securityholders, including Harrison Steans and Jennifer Steans, each of whom serves on our Board of Directors, and members of their immediate and extended families, have indicated their intent to exercise all of their Basic Subscription Privileges, as well as to subscribe for any and all Shares available pursuant to the Oversubscription Privilege. However, the Steans family is not receiving any compensation in connection with the Rights Offering and has made no formal binding commitment to participate in the Rights Offering. Thus, the extent of their participation, if any, cannot be assured.

Why are we conducting the Rights Offering?

Since 2008, we have pursued a two pronged strategy of asset quality remediation and earnings growth and diversification, which we call our “fix and grow” strategy. The “fix” component refers to our continuing efforts to improve asset quality issues, which were largely caused by the downturn in the Chicago area economy and the resulting impact on real estate prices and liquidity. The “grow” component of our strategy seeks to increase and diversify our pre-tax, pre-provision earnings by repositioning our balance sheet and diversifying our sources of revenue. This strategy includes a bolstered and expanded commercial banking business to provide middle-market lending across a wide array of industries and locations. In addition, to complement and extend our growth strategy, we launched Cole Taylor Mortgage, our full service mortgage origination unit. In connection with our “fix and grow” strategy, we have implemented a capital plan aimed at stabilizing and strengthening our capital structure to position us to successfully execute this strategy.

Consistent with our capital plan, our management and Board of Directors have evaluated our overall capital position and determined that it would be prudent to seek additional capital to further strengthen our financial condition, bolster our regulatory capital ratios and enhance our ability to serve as a source of strength for the Bank. To objectively evaluate possible capital raising alternatives and negotiate the terms thereof, our Board of Directors created the Special Committee, comprised solely of independent and disinterested directors. The Special Committee, in turn, engaged Sandler O’Neill + Partners, L.P. (“Sandler”), an investment banking firm experienced in advising financial institutions with respect to various matters, to provide the Special Committee with financial advisory services in connection with the Special Committee’s consideration of capital raising alternatives.

After considering several potential alternatives, the Special Committee determined that the Rights Offering, on the terms described in this prospectus supplement, was a desirable and efficient method by which to raise capital and was therefore in the best interests of the Company and our securityholders. One important factor in the Special Committee’s decision was that the Rights Offering would give our securityholders the opportunity to limit ownership dilution by buying additional equity in the Company. After consultation with its legal and financial advisors, and upon recommendation of the Special Committee, our Board of Directors also determined that the Rights Offering would be in the best interests of the Company and its securityholders. We believe that the Rights Offering will strengthen our financial condition and better position us for the future; however, our Board of Directors is making no recommendation regarding the exercise of your Subscription Rights. Even if we sell all of the Shares offered in the Rights Offering, it is possible that we may need to seek additional financing or engage in additional capital offerings in the future.

How was the $7.91 per Share subscription price determined?

As described above, to objectively establish the terms of the Rights Offering, our Board of Directors created the Special Committee, comprised solely of independent and disinterested directors, and the Special Committee, in turn, engaged Sandler, an investment banking firm experienced in advising financial institutions with respect to various matters, to provide it with certain financial advisory services.

In determining the subscription price, the Special Committee considered a number of factors, including: (i) the need to offer the Shares at a price that would be attractive to investors relative to the current trading price for our Common Stock; (ii) historical and current trading prices for our Common Stock; (iii) general conditions in the financial services industry; (iv) the need for capital and the capital raising alternatives available to us; (v) potential market conditions; (vi) the desire to provide an opportunity to our securityholders to participate on a pro rata basis in any capital raising transaction; (vii) our history and prospects, including our past and present results of operations and financial condition, as well as our prospects for future earnings; (viii) discussions with certain of our securityholders, including members of the Steans family; and (ix) a range of discounts to market value represented by the subscription prices in various other rights offerings.

After careful consideration of the foregoing, and upon the recommendation of the Special Committee, our Board of Directors approved the $7.91 subscription price, which represents a 17.6% discount to the market price of our Common Stock as of November 22, 2011.

The subscription price does not necessarily bear any relationship to our book value, tangible book value, multiple of earnings or any other established criteria for value. You should not consider the subscription price as an indication of value of the Company or the Shares. You should not assume or expect that, after the Rights Offering, the Shares purchased in the Rights Offering will trade at or above the subscription price in any given time period. The market price of the Shares may decline during or after the Rights Offering, and you may not be able to sell any Shares purchased at a price equal to or greater than the subscription price. You should obtain a current quote for our Common Stock before exercising your Subscription Rights and make your own assessment of our business and the terms of the Rights Offering.

Also, please note that, although the Special Committee engaged Sandler to provide certain financial advisory services with respect to the Special Committee’s consideration of capital raising alternatives, Sandler will not participate in the solicitation of the exercise of Subscription Rights and will not purchase or sell Shares or otherwise participate in the Rights Offering. Sandler also expresses no opinion and makes no recommendation to holders of the Subscription Rights as to the purchase of Shares in the Rights Offering. Finally, Sandler expresses no opinion as to the price at which any Shares you may purchase in the Rights Offering will trade at any future time.

Am I required to participate in the Rights Offering?

No. You may exercise any number of your Subscription Rights, or you may choose not to exercise any Subscription Rights. If you choose not to exercise your Subscription Rights in full, the relative percentage of our Common Stock and Common Stock Equivalents (on an as-converted basis) that you own will decrease, and your voting and other rights will be diluted. As described in further detail in this prospectus supplement, certain of our securityholders, including Harrison Steans and Jennifer Steans, each of whom serves on our Board of Directors, and members of their immediate and extended families, have indicated their intent to exercise all of their Basic Subscription Privileges, as well as to subscribe for any and all Shares available pursuant to the Oversubscription Privilege. See “—Have any significant securityholders indicated their intentions to participate in the Rights Offering?” Thus, we believe there is a strong likelihood that your equity interest in the Company will be diluted if you choose not to exercise any Subscription Rights. In addition, if you do not exercise your Basic Subscription Privilege in full, you will not be entitled to exercise any Oversubscription Privilege.

How soon must I act to exercise my Subscription Rights?

You will be able to exercise your Subscription Rights only during a limited period. To exercise your Subscription Rights, you must do so by 5:00 p.m., Eastern Time, on December 14, 2011. Accordingly, if a securityholder desires to exercise its Subscription Rights, the subscription agent must actually receive all required documents and payments from the securityholder before the expiration of the Rights Offering.

If you hold your Eligible Securities in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise your Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that is earlier than the 5:00 p.m., Eastern Time, December 14, 2011, expiration date that we have established for the Rights Offering. Securityholders who own Eligible Securities through a broker, dealer, custodian bank or other nominee should submit their subscription documents and payment for the Shares subscribed for in the time period provided by their nominee holder to permit the nominee holder to submit all required subscription documents and payments prior to the expiration of the Rights Offering. We may extend the Rights Offering for any reason; however, we currently do not intend to do so.

Although we will make reasonable attempts to provide this prospectus to holders of Subscription Rights, the Rights Offering and all Subscription Rights will expire at 5:00 p.m., Eastern Time, on December 14, 2011 (unless extended), whether or not we have been able to locate each person entitled to Subscription Rights.

May I transfer or sell my Subscription Rights?

No. Your Subscription Rights may not be sold, transferred or assigned other than by operation of law. Subscription Rights will not be listed for trading on any securities exchange or market. Subscription Rights certificates may only be completed by the securityholder receiving the certificate or their duly appointed representative.

Are we requiring a minimum overall subscription to complete the Rights Offering?

No. We are not requiring an overall minimum subscription to complete the Rights Offering. However, our Board of Directors reserves the right to cancel the Rights Offering for any reason, including if we do not receive aggregate subscriptions that we believe will meaningfully strengthen our financial condition, bolster our regulatory capital ratios and enhance our ability to serve as a source of strength for the Bank.

Has the Board of Directors made a recommendation as to whether I should exercise my Subscription Rights?

No. Our Board of Directors is not making a recommendation regarding the exercise of your Subscription Rights. Securityholders who exercise Subscription Rights risk investment loss on money invested. The market price for Shares purchased in the Rights Offering may decline to a price that is less than the subscription price and, if you purchase Shares at the subscription price, you may not be able to sell those Shares in the future at the same price or a higher price. You should make your decision based on your own assessment of our business and the terms of the Rights Offering. Please see the section entitled “RISK FACTORS” for a discussion of some of the risks involved in investing in Shares in the Rights Offering.

Are there limitations on the number of Shares I may purchase?

As a bank holding company, we are subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Federal Reserve has the authority to prevent individuals and entities from acquiring control of us. Under Federal Reserve rules and regulations, if you, directly or indirectly, or through one or more subsidiaries, or acting in concert with one or more persons or entities, will own 10% or more of our voting stock after giving effect to the Rights Offering, then you will be presumed to control us. This presumption of control is rebuttable; however, it is likely that you will need to submit materials to the Federal Reserve, or enter into what is referred to as a passivity commitment, to successfully rebut this presumption. If, after giving effect to the Rights Offering, you will hold 25% or more of our voting stock, you will be conclusively presumed to control us, and the Federal Reserve will require that an application or other notice be filed prior to obtaining this level of control.

We will not issue shares of Common Stock pursuant to the exercise of Basic Subscription Privileges or Oversubscription Privileges to any securityholder who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority, including the Federal Reserve, to acquire, own or control such Shares if, as of December 14, 2011, such clearance or approval has not already been obtained or any applicable waiting period has not expired. If we elect not to issue shares of Common Stock in such a case, the unissued Shares will become available to satisfy oversubscriptions by other securityholders.

Holders of our Series D Preferred, Series E Preferred and Series G Preferred have the contractual right to receive shares of a nonvoting Common Stock Equivalent rather than Common Stock upon the exercise of Subscription Rights. As of the Record Date, all outstanding shares of our Series D Preferred, Series E Preferred and Series G Preferred were held by Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (the “Prairie Funds”). C. Bryan Daniels, who serves as a member of our Board of Directors, is a managing member of the entity that serves as the sole general partner of the Prairie Funds and thus has shared voting power with respect to shares held by the Prairie Funds.

If the Prairie Funds exercise any of their Subscription Rights, we will work directly with them to determine if they wish to receive shares of a nonvoting Common Stock Equivalent in lieu of Common Stock.

You are urged to consult your own legal counsel regarding whether you are required to seek the prior approval of the Federal Reserve or any other bank regulatory authority in connection with your exercise of the Subscription Rights issued to you.

How do I exercise my Subscription Rights?

If you are the record holder of your Eligible Securities, you may exercise your Subscription Rights by properly completing and signing your Subscription Rights certificate and delivering it, with full payment of the subscription price for the Shares for which you are subscribing, including Shares subscribed for pursuant to your Oversubscription Privilege, to the subscription agent on or prior to the expiration of the Rights Offering. If you send the Subscription Rights certificate and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested.

If you hold Eligible Securities in the name of a broker, dealer, custodian bank or other nominee, then such nominee is the record holder of the securities you own. The record holder must exercise the Subscription Rights on your behalf for the Shares for which you wish to subscribe. Therefore, if you wish to exercise your Subscription Rights, you should promptly contact your broker, dealer, custodian bank or other nominee and submit your subscription documents and payment for the Shares for which you have subscribed in accordance with the instructions and within the time period provided by such nominee. We will ask the record holder of your securities to notify you of the Rights Offering.

If you send a payment that is insufficient to purchase the number of Shares you requested, or if the number of Shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Shares under the Oversubscription Privilege and the elimination of fractional Shares.

Please follow all delivery instructions carefully. Do not deliver any documents to us. You or your nominee are solely responsible for completing delivery to the subscription agent of your subscription documents and payment.

What should I do if I receive more than one set of subscription materials?

You may receive more than one set of subscription materials, including multiple copies of this prospectus supplement and multiple Subscription Rights certificates. For example, if you hold more than one type of Eligible Security or if your Eligible Securities are registered in more than one name, you may receive more than one Subscription Rights certificate. To ensure that you are able to exercise all Basic Subscription Privileges to which you are entitled, please complete and return each Subscription Rights certificate that you receive separately and do not aggregate the number of Subscription Rights that you wish to exercise onto one or more Subscription Rights certificates.

To whom should I send my forms and payment?

If your Eligible Securities are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents, Subscription Rights certificate and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, Subscription Rights certificate and subscription payment as follows:

By first class mail at:	By express mail or courier service at:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021

Do not deliver your subscription documents to Taylor Capital Group, Inc. or Cole Taylor Bank.

You or your nominee are solely responsible for completing delivery to the subscription agent of your subscription documents, Subscription Rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent before the expiration of the Rights Offering at 5:00 p.m., Eastern Time, on December 14, 2011. As noted above, if you send the Subscription Rights certificate and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested.

How do I exercise my Subscription Rights if I live outside the United States?

We will not mail this prospectus or the Subscription Rights certificates to securityholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold the Subscription Rights certificates for their account. To exercise Subscription Rights, our foreign securityholders must notify the subscription agent and timely follow the procedures described in “THE RIGHTS OFFERING—Foreign Securityholders.”

What form of payment is required to purchase Shares in the Rights Offering?

As described in the instructions accompanying the Subscription Rights certificate, payments submitted to the subscription agent must be made in full in United States currency, in immediately available funds, by:

•	bank check or bank draft, including personal check, payable to “Computershare Trust Company, N.A., acting as Subscription Agent for Taylor Capital Group, Inc.”; or

•	postal, telegraphic or express money order payable to “Computershare Trust Company, N.A., acting as Subscription Agent for Taylor Capital Group, Inc.”

If I exercise my Subscription Rights, when will I receive the Shares for which I have subscribed?

If you purchase Shares in the Rights Offering by submitting a Subscription Rights certificate and payment, the subscription agent, Computershare Trust Company, N.A., will deposit your Shares into your registered account in book entry form and will send you a confirmation of deposit. The confirmation will permit you to request an actual stock certificate. If your Eligible Securities as of the Record Date were held by a broker, dealer, custodian bank or other nominee, and you participate in the Rights Offering, your broker, dealer, custodian bank or other nominee will be credited with the Shares you purchase in the Rights Offering as soon as practicable after the completion of the Rights Offering.

If I exercise my Subscription Rights, will the Shares I purchase be listed on The NASDAQ Global Select Market?

Our Common Stock is currently traded on The NASDAQ Global Select Market under the symbol “TAYC”, and we will apply for the shares of our Common Stock issued upon the exercise of Subscription Rights to also be listed on such exchange. We therefore anticipate that any shares of Common Stock that you purchase pursuant to the Rights Offering will be listed on the The NASDAQ Global Select Market.

Please note, however, our outstanding Common Stock Equivalents are not, and no Common Stock Equivalents purchased in the Rights Offering will be, listed on any securities exchange or market, and we do not expect that any public market will exist for any such Common Stock Equivalents. Thus, if you are a holder of Series D Preferred, Series E Preferred or Series G Preferred and purchase nonvoting Common Stock Equivalents upon the exercise of your Subscription Rights, such shares will not be listed on The NASDAQ Global Select Market or any other securities exchange.

May the Board of Directors cancel, extend or otherwise amend the Rights Offering?

Yes. We may decide to cancel the Rights Offering at any time and for any reason before the Rights Offering expires. If we cancel the Rights Offering, any payment received from subscribing securityholders will be returned as soon as practicable, without interest or penalty, and we will not be obligated to issue Shares to securityholders who have exercised their Subscription Rights prior to cancellation. We also have the right to extend the Rights Offering for an additional period, although we do not presently intend to do so.

In addition to cancelation or extension, we reserve the right to otherwise amend the terms of the Rights Offering. If we make an amendment that we consider material, we will extend the Rights Offering and offer all securityholders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the Rights Offering will not, in and of itself, be a material amendment for these purposes.

After I exercise my Subscription Rights, may I change my mind and cancel my subscription?

No. Once you send in your Subscription Rights certificate and payment, you cannot revoke the exercise of your Subscription Rights, even if you later learn information about us that you consider to be unfavorable and even if the market price of our Common Stock decreases. However, if we amend the Rights Offering in a way which we believe is material, we will extend the Rights Offering and offer all securityholders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the Rights Offering will not, in and of itself, be considered a material amendment for these purposes. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Shares at a price of $7.91 per Share.

Have any significant securityholders indicated their intentions to participate in the Rights Offering?

Yes. Certain of our securityholders, including Harrison Steans and Jennifer Steans, each of whom serves on our Board of Directors, and members of their immediate or extended families, have indicated their intent to exercise all of their Basic Subscription Privileges, as well as to subscribe for any and all Shares available pursuant to the Oversubscription Privilege. However, the Steans family has made no formal binding commitment to participate in the Rights Offering and the extent of their participation, if any, cannot be assured.

As of the Record Date, the Steans family held 4,520,939 of the issued and outstanding shares of our Common Stock, Participating Warrants to purchase an additional 739,150 shares of our Common Stock, and 498,880 of the issued and outstanding shares of our Series C Preferred. These holdings, in the aggregate, represent approximately 6,275,725 shares of our Common Stock, on an as-converted basis. If the Steans family exercises all of its Basic Subscription Privileges and Oversubscription Privileges, and no other securityholders exercise their Subscription Rights, it would collectively hold approximately 8,945,717 shares of our Common Stock and beneficially own 43.1% of our total voting stock (because shares of our Series C Preferred vote as a single class with shares of Common Stock, on an as-converted basis) after the Rights Offering. The members of the Steans family have previously received the approval of the proper regulatory authorities to own a controlling interest in our voting stock. Accordingly, we believe that the Steans family may acquire shares of our Common Stock in the Rights Offering without obtaining any additional regulatory approvals.

Will our directors and executive officers participate in the Rights Offering?

Yes. In addition to Harrison Steans and Jennifer Steans, as described above, we expect our other directors and executive officers, together with their affiliates, to participate in the Rights Offering at varying levels, although they are not committed to doing so. The purchase price paid by our directors and executive officers, together with their affiliates, will be $7.91 per Share, the same subscription price as all other purchasers in the Rights Offering.

Although directors and executive officers will be investing their own money in the Rights Offering, our Board of Directors is making no recommendation regarding the exercise of your Subscription Rights. You are urged to make your decision based on your own assessment of our business and the terms of the Rights Offering. Please see the section entitled “RISK FACTORS” for a discussion of some of the risks involved in investing in the Shares through the Rights Offering.

How many shares of the Company’s stock are currently issued and outstanding, and how many shares will be issued and outstanding after the Rights Offering?

We had a total of 20,417,428 shares of Common Stock, 104,823 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred”), 1,276,480 shares of Series C Preferred, 405,330 shares of Series D Preferred, 223,520 shares of Series E Preferred and 261,324 shares of Series G Preferred issued and outstanding as of the Record Date. These numbers exclude shares of our stock issuable pursuant to: (i) outstanding stock options and warrants, including the Participating Warrants; (ii) our equity compensation and incentive plans; or (iii) the conversion or exercise of certain other securities. The shares of Series B Preferred are not entitled to participate in the Rights Offering.

We anticipate that the number of issued and outstanding shares of our Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred after the Rights Offering will remain unchanged, although concurrently with the Rights Offering we are seeking stockholder approval to provide us with the right to convert the Series C Preferred and Series E Preferred into shares of Common Stock and Series G Preferred, respectively. See “PROSPECTUS SUPPLEMENT SUMMARY—Recent Developments.” The number of shares of our Common Stock and Series G Preferred (which we anticipate issuing to any securityholder entitled to purchase a nonvoting Common Stock Equivalent in the Rights Offering) that will be issued and outstanding after the Rights Offering will depend on the number of Shares purchased in the Rights Offering and the extent to which securityholders with the right to purchase a nonvoting Common Stock Equivalent rather than Common Stock use such right. If we issue all of the Shares which may be subscribed for in the Rights Offering, assuming that no participant with the right to purchase a nonvoting Common Stock Equivalent uses such right, there would be approximately 24,842,206 shares of Common Stock issued and outstanding after the Rights Offering.

How much money will the Company receive from the Rights Offering?

If we sell all of the Shares being offered, we will receive gross proceeds (before expenses) of approximately $35.0 million. As described above, certain of our securityholders, including Harrison Steans and Jennifer Steans, each of whom serves on our Board of Directors, and members of their immediate and extended families, have indicated their intent to exercise all of their Basic Subscription Privileges, as well as to subscribe for any and all Shares available pursuant to the Oversubscription Privilege. However, the Steans family has made no formal binding commitment to participate in the Rights Offering and the extent of their participation, if any, cannot be assured. Additionally, we are offering Shares in the Rights Offering with no minimum purchase requirement. As a result, although we expect to sell all Shares offered, it is possible that we may not sell all or any of the Shares being offered or that we may cancel the Rights Offering altogether.

Are there risks associated with exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights and resulting purchase of Shares should be considered as carefully as you would consider the acquisition of shares of our Common Stock in the market or any other equity investment. Among other things, you should carefully consider the risks described under the heading “RISK FACTORS” beginning on page S-19 and in the documents incorporated by reference in this prospectus supplement.

Will I be charged any fees if I exercise my Subscription Rights?

We will pay all fees charged by the subscription agent and information agent and will not charge a fee to securityholders for exercising their Subscription Rights. However, any securityholder exercising its Subscription Rights through a broker, dealer, custodian bank or other nominee will be responsible for any fees charged by its nominee holder.

What are the material United States federal income tax consequences to me of exercising my Subscription Rights?

For the reasons described below in “CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS,” U.S. Holders of Common Stock, Series C Preferred, Series D Preferred, Series E Preferred, and Series G Preferred should not recognize income or loss for U.S. federal income tax purposes upon receipt or exercise of the Subscription Rights to purchase Shares. However, if you are a U.S. holder of Participating Warrants, the Company believes you will recognize ordinary income upon your receipt of the Subscription Rights in an amount equal to the fair market value of the Subscription Rights. The Company is in the process of determining the fair market value of the Subscription Rights and intends to comply with certain IRS information reporting requirements, including by completing and sending Forms 1099-MISC to the IRS and holders with information as to the fair market value of the Subscription Rights as of the date of receipt. In any event, you should consult your own tax advisor as to the overall tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances.

What if I have other questions?

If you have other questions regarding the Rights Offering or need additional copies of the documents relating to the Rights Offering, please contact the information agent, Georgeson, Inc., at (866) 828-4304, or, for banks and brokers, at (212) 440-9800.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should exercise your Subscription Rights. You should read the entire prospectus carefully, including the section entitled “RISK FACTORS” beginning on page S-19 of this prospectus supplement and the section entitled “RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2010, and all other information included or incorporated by reference elsewhere in the prospectus in its entirety before you decide whether to exercise your Subscription Rights. The following summary of the principal terms of the Rights Offering is not intended to be complete. See the information under the heading “THE RIGHTS OFFERING” in this prospectus supplement for a more detailed description of the terms and conditions of the Rights Offering.

About Us

We are a bank holding company headquartered in Rosemont, Illinois, a suburb of Chicago, and we derive substantially all of our revenue from our wholly-owned subsidiary, the Bank. The Bank was founded in 1929 and has served the Chicago area for over 80 years. We were formed in 1996 and acquired Cole Taylor Bank in 1997. We provide a range of products and services primarily to closely held commercial customers and their owner operators in the Chicago area. We also provide asset-based lending and residential mortgage origination services through offices both in Chicago and in other geographic markets. At September 30, 2011, we had assets of approximately $4.5 billion, deposits of approximately $2.9 billion and stockholders’ equity of $288.9 million.

Our primary businesses are commercial banking, asset-based lending, mortgage origination services and retail banking. Our target commercial lending customers are businesses in industries such as manufacturing, wholesale and retail distribution, transportation, construction contracting and professional services. Our clients are generally closely held, middle-market companies with annual revenues between $5 million and $200 million. Our commercial lending activities primarily consist of providing: (i) loans for working capital, business expansion or acquisition; (ii) owner-occupied commercial real estate financing and other commercial real estate loans; (iii) revolving lines of credit; and (iv) stand-by and commercial letters of credit. We also offer to our commercial clients treasury cash management services, including repurchase agreements, internet balance reporting, remote deposit capture, positive pay, automated clearing house products, imaged lock-box processing, controlled disbursement and account reconciliation. Our commercial and industrial lending group operates primarily in the Chicago area. Through offices across the United States, we also offer asset-based financing through Cole Taylor Business Capital including revolving lines of credit supported by receivables and inventory and term loans supported by equipment and real estate.

In addition, we originate and sell mortgage loans through Cole Taylor Mortgage. This unit is qualified to do business in 30 states. Loan production is sourced through retail offices across the United States and from the Bank’s branches located in the Chicago area, as well as through relationships with mortgage brokers nationally. This line of business, launched in early 2010, is a source of noninterest fee income while providing earnings and geographic diversification.

In addition to our lending activities, we offer deposit products, such as checking, savings and money market accounts, as well as time deposits through nine banking centers located in the Chicago area. We also cross-sell products and services to the owners and executives of our business customers to help them meet their personal financial goals, including personal credit. In addition to commercial clients, we provide deposit and credit services to our community-based customers, typically individuals and small, local businesses located near one of our nine banking centers. We use third-party providers to offer investment management and brokerage services.

Our principal executive office is located at 9550 West Higgins Road, Rosemont, Illinois 60018, and our phone number is (847) 653-7978.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “DOCUMENTS INCORPORATED BY REFERENCE.”

Recent Developments

On or about the date of this prospectus supplement, we anticipate mailing a proxy statement (the “Proxy Statement”) to holders of our Common Stock, Series C Preferred and Series E Preferred as of November 21, 2011, regarding a special meeting of these stockholders called for December 27, 2011 (the “Special Meeting”). At the Special Meeting, these stockholders will be asked to consider amendments to the terms of our Series C Preferred and Series E Preferred to provide us with the ability to convert the outstanding shares of Series C Preferred and Series E Preferred into shares of Common Stock and Series G Preferred, respectively, on or before December 31, 2011 (the “Conversions”). As described in greater detail in the Proxy Statement, if the proposed amendments are approved by our stockholders, we anticipate shortly following the Special Meeting to exercise our option to effect the Conversions.

The Conversions, if consummated, would improve our capital position by increasing our level of tangible common equity and allow us to preserve capital and enhance liquidity by paying all future dividends on the Series C Preferred and Series E Preferred through May 28, 2015, in the form of shares of Common Stock and Series G Preferred, respectively, at the time of the Conversions. Because the Record Date for the Rights Offering is before the possible date of the Conversions, the Rights Offering does not give effect to the Conversions, and holders of our Series C Preferred and Series E Preferred will only receive the Subscription Rights to which they are entitled as of the Record Date. Further discussion of the contemplated amendments to the terms of the Series C Preferred and Series E Preferred Rights Offering, as well as the contemplated Conversions, is available in the Proxy Statement, which is incorporated herein by reference.

The Rights Offering

Securities Offered

We are distributing to you, at no charge, one nontransferable Subscription Right for every share of Common Stock or Common Stock Equivalent that you held, on an as-converted basis assuming the conversion of all Eligible Securities, as of the Record Date.

Subscription Price	$7.91 per Share.

Record Date	November 21, 2011.

Expiration of the Rights Offering	5:00 p.m., Eastern Time, on December 14, 2011. We may extend the Rights Offering for any reason.

Use of Proceeds

We expect the aggregate net proceeds from the Rights Offering to be approximately $34.4 million. We currently intend to use the net proceeds for general corporate purposes. This additional capital will provide additional liquidity for us to continue to act as a source of strength for the Bank, to better align our capital position with that of our peers and to support our future growth plans.

Basic Subscription Privilege	The Basic Subscription Privilege of each Subscription Right entitles you to purchase 0.1671 Shares at a subscription price of $7.91 per Share;

however, fractional Shares resulting from the exercise of Basic Subscription Privileges will be eliminated by rounding down to the nearest whole Share. The number of Subscription Rights you may exercise appears on your Subscription Rights certificate. Fractional Subscription Rights will not be issued in the Rights Offering.

Oversubscription Privilege

If you purchase all of the Shares available to you pursuant to your Basic Subscription Privilege, you may also choose to subscribe for a portion of any Shares that are not purchased by other securityholders through the exercise of their Basic Subscription Privileges. You may subscribe for Shares pursuant to your Oversubscription Privilege, subject to the purchase and ownership limitations described below under the heading “Limitations on the Purchase of Shares.”

Limitations on the Purchase of Shares

We will not issue shares of Common Stock pursuant to the exercise of Basic Subscription Privileges or Oversubscription Privileges, or to any securityholder who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority, including the Federal Reserve, to acquire, own or control such shares if, as of December 14, 2011, such clearance or approval has not already been obtained or any applicable waiting period has not expired.

Holders of our Series D Preferred, Series E Preferred and Series G Preferred have the right to receive shares of a nonvoting Common Stock Equivalent rather than Common Stock upon the exercise of Subscription Rights. As of the Record Date, all outstanding shares of our Series D Preferred, Series E Preferred and Series G Preferred were held by the Prairie Funds. If the Prairie Funds exercise any of their Subscription Rights, we will work directly with them to determine if they wish to receive shares of a nonvoting Common Stock Equivalent in lieu of Common Stock.

Procedures for Exercising Rights	To exercise your Subscription Rights, you must do the following:

•

If you are a record holder of Eligible Securities, you must deliver payment and a properly completed Subscription Rights certificate to the subscription agent before 5:00 p.m., Eastern Time, on December 14, 2011. You may deliver the documents and payments by mail or overnight courier. If you send the Subscription Rights certificate and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested.

•

If you are a beneficial owner of Eligible Securities that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee to exercise your Subscription Rights on your behalf and deliver all documents and payments before 5:00 p.m., Eastern Time, on December 14, 2011.

Nontransferability of Rights

The Subscription Rights may not be sold, transferred or assigned, other than by operation of law, and will not be listed for trading on The NASDAQ Global Select Market or on any other securities exchange or market.

No Recommendation

Neither our Board of Directors, nor Sandler (who provided certain financial advisory services to the Special Committee) is making a recommendation regarding the exercise of your Subscription Rights. You are urged to make your decision based on your own assessment of our business and the Rights Offering. Please see the section entitled “RISK FACTORS” in this prospectus supplement for a discussion of some of the risks involved in investing in Shares in the Rights Offering.

No Revocation of Exercise

All exercises of Subscription Rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Shares at a subscription price of $7.91 per Share.

No Minimum Offering

There is no overall minimum subscription amount required to complete the Rights Offering. However, our Board of Directors reserves the right to cancel the Rights Offering for any reason, including if we do not receive aggregate subscriptions that we believe will meaningfully strengthen our financial condition, bolster our regulatory capital ratios and enhance our ability to serve as a source of strength for the Bank.

Purchase Intentions of Certain Securityholders

Certain of our securityholders, including Harrison Steans and Jennifer Steans, each of whom serves on our Board of Directors, and members of their immediate and extended families, have indicated their intent to exercise all of their Basic Subscription Privileges, as well as to subscribe for any and all Shares available pursuant to the Oversubscription Privilege. However, the Steans family has made no formal binding commitment to participate in the Rights Offering and the extent of their participation, if any, cannot be assured.

Purchase Intentions of Our Directors and Officers

In addition to Harrison Steans and Jennifer Steans, we expect our other directors and executive officers, together with their affiliates, to participate in the Rights Offering at varying levels, although they are not committed to doing so. The purchase price paid by our directors and executive officers, together with their affiliates, will be $7.91 per Share, the same subscription price as all other purchasers in the Rights Offering.

Certain Material U.S. Federal Income Tax Considerations

For the reasons described below in “CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS,” U.S. Holders of Common Stock, Series C Preferred, Series D Preferred, Series E Preferred, and Series G Preferred should not recognize income or loss for U.S. federal income tax purposes upon receipt or exercise of the Subscription Rights to purchase Shares. However, if you are a U.S. holder of Participating Warrants, the Company believes you will recognize ordinary income upon your receipt of the Subscription Rights in an amount equal to the fair market value of the Subscription Rights. The Company is in the process of determining the fair market value of the Subscription Rights and intends to comply with certain IRS information reporting requirements, including by completing and sending Forms 1099-MISC to the IRS and holders with information as to the fair market value of the Subscription Rights as of the date of receipt. In any event, you should consult your own tax advisor as to the overall tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances.

Extension and Cancellation

Although we do not presently intend to do so, we have the option to extend the Rights Offering expiration date. Our Board of Directors may cancel the Rights Offering at any time. If the Rights Offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Subscription Agent	Computershare Trust Company, N.A.

Information Agent	Georgeson, Inc.

Stock Outstanding Before the Rights Offering

As of the Record Date, there were 20,417,428 shares of Common Stock, 104,823 shares of Series B Preferred, 1,276,480 shares of Series C Preferred, 405,330 shares of Series D Preferred, 223,520 shares of Series E Preferred and 261,324 shares of Series G Preferred issued and outstanding.

Shares Outstanding After Completion of the Rights Offering

We anticipate that the number of issued and outstanding shares of our Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred after the Rights Offering will remain unchanged, although concurrently with the Rights Offering we are seeking stockholder approval to provide us with the right to convert the Series C Preferred and Series E Preferred into shares of Common Stock and Series G Preferred, respectively. See “PROSPECTUS SUPPLEMENT SUMMARY—Recent Developments.” The number of shares of our Common Stock and Series G Preferred (which we anticipate issuing to any securityholder entitled to purchase a nonvoting Common Stock Equivalent in the Rights Offering) that will be issued and outstanding after the Rights Offering will depend on the number of Shares purchased in the Rights Offering and the extent to which securityholders with the right to purchase a nonvoting Common Stock Equivalent rather than Common Stock use such right. If we issue all of the Shares which may be subscribed for in the Rights Offering, assuming that no participant with the right to purchase a nonvoting Common Stock Equivalent uses such right, there would be approximately 24,842,206 shares of Common Stock issued and outstanding after the Rights Offering.

Fees and Expenses

We will pay all fees charged by the subscription agent and information agent and will not charge a fee to holders for exercising their Subscription Rights. However, any holder exercising its Subscription Rights through a broker, dealer, custodian bank or other nominee will be responsible for any fees charged by its nominee holder.

Listing

Shares of our Common Stock are currently listed for trading on The NASDAQ Global Select Market under the symbol “TAYC.” Our outstanding Common Stock Equivalents are not, and no Common Stock Equivalent issued pursuant to the Rights Offering will be, listed for trading on The NASDAQ Global Select Market or any other securities exchange or market.

Risk Factors

Before you exercise your Subscription Rights to purchase Shares, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “RISK FACTORS” of this prospectus supplement, as well as in Item 1A “RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2010, and in any subsequent filings that we may have made or will make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should carefully read and consider these risk factors together with all of the other information included or incorporated by reference in this prospectus supplement before you decide to exercise your Subscription Rights to purchase Shares.

RISK FACTORS

Investing in our securities involves risk. In considering whether to participate in the Rights Offering, you should carefully consider the risks described below and the other information we have included or incorporated by reference in this prospectus supplement, particularly Item 1A “RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2010, and in any subsequent filings that we have made or will make with the SEC under the Exchange Act. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

The market price of our Common Stock is volatile and may decline before or after the Subscription Rights expire in the Rights Offering, and we expect the price of any Common Stock Equivalent issued in the Rights Offering to be highly correlated to the market price of our Common Stock and thus subject to similar volatility.

The trading price of our Common Stock may fluctuate significantly as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our Common Stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	general market conditions and, in particular, developments related to market conditions for the financial services industry;

•

changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our Common Stock or those of other financial institutions;

•	proposed or adopted regulatory changes or developments;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions, restructurings or financings;

•	actions by our current stockholders, including sales of Common Stock by our stockholders;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends or share repurchases;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us; and

•	domestic and international economic factors unrelated to our performance.

Additionally, because the terms of any Common Stock Equivalent issued in the Rights Offering will be substantially similar to the terms of our Common Stock, with the exception of voting rights, we expect that the price of any such Common Stock Equivalent will be highly correlated to the trading price of our Common Stock and thus subject to similar risks.

Once you exercise your Subscription Rights, you may not revoke them except under the limited circumstances described in this prospectus supplement. We cannot assure you that the market price of our Common Stock will not decline after you elect to exercise your Subscription Rights. If you exercise your Subscription Rights and, afterwards, the market price of the Shares purchased in the Rights Offering decreases below the subscription price, you will have committed to buying Shares at a price above the prevailing market price and could have an immediate unrealized loss. Our Common Stock is traded on The NASDAQ Global Select Market under the symbol “TAYC,” and the last reported sales price of our Common Stock on The NASDAQ Global Select Market on November 22, 2011 was $9.60 per share. The Common Stock Equivalents issued in the Rights Offering will not be listed on The NASDAQ Global Select Market or any other securities exchange or market, and we do not expect that any public market will exist for any Common Stock Equivalents or that they will be quoted in any over-the-counter market.

The subscription price determined for the Rights Offering is not necessarily an indication of the fair value of the Shares.

In determining the subscription price for the Rights Offering, the Special Committee and our Board of Directors considered a number of factors, including: (i) the need to offer the Shares at a price that would be attractive to investors relative to the current trading price for our Common Stock; (ii) historical and current trading prices for our Common Stock; (iii) general conditions in the financial services industry; (iv) the need for capital and capital raising alternatives available to us; (v) potential market conditions; (vi) the desire to provide an opportunity to our securityholders to participate on a pro rata basis in any capital raising transaction; (vii) our history and prospects, including our past and present results of operations and financial condition, as well as our prospects for future earnings; (viii) discussions with certain of our securityholders, including members of the Steans family; and (ix) a range of discounts to market value represented by the subscription prices in various other rights offerings. However, the per Share subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value. Accordingly, you should not consider the subscription price as an indication of the value of the Company or the Shares.

In addition, as described above, the market price of our Common Stock is subject to significant volatility and may be less than the subscription price at the time the Rights Offering expires. We expect that the price of any Common Stock Equivalent issued in the Rights Offering will be highly correlated to the trading price of our Common Stock and thus subject to similar risks. If you exercise your Subscription Rights and the market price of our Common Stock is less than the subscription price at the time the Rights Offering expires, then you will have committed to buy Shares in the Rights Offering at a price that is higher than the price at which our Common Stock could be purchased in the market at that time. Further, even if the market price of our Common Stock is greater than the subscription price at the time the Rights Offering expires, which, as indicated above, is subject to uncertainty, you may not in the future be able to sell the Shares that you purchase in the Rights Offering at a price equal to or greater than the subscription price.

Securityholders who do not fully exercise their Subscription Rights will have their interests diluted by securityholders who do exercise their Subscription Rights.

If you choose not to exercise your Subscription Rights in full, the relative percentage of our Common Stock and Common Stock Equivalents (on an as-converted basis) that you own will decrease, and your voting and other rights will be diluted. For example, if you owned 204,174 shares of our Common Stock as of the Record Date, or approximately 1% of the issued and outstanding shares of our Common Stock on that date, and you exercise none of your Subscription Rights while all other Subscription Rights are exercised, then (assuming that no participant with the right to purchase a nonvoting Common Stock Equivalent uses such right) the percentage ownership represented by your shares will be reduced to approximately 0.82% after the Rights Offering. Further, certain of our securityholders, including Harrison Steans and Jennifer Steans, each of whom serves on our Board of Directors, and members of their immediate and extended families, have indicated their intent to exercise all of their Basic Subscription Privileges, as well as to subscribe for any and all Shares available pursuant to the Oversubscription Privilege. See “THE RIGHTS OFFERING—Participation of Certain Securityholders.” Thus, we believe there is a great likelihood that your equity interest in the Company will be diluted if you choose not to exercise any Subscription Rights.

If the Rights Offering is consummated, voting power will likely be further concentrated in the hands of a few of our securityholders.

The voting power of our capital stock is concentrated in the hands of a few of our securityholders. While they have made no formal binding commitment to do so, certain of our securityholders, including Harrison Steans and Jennifer Steans, each of whom serves on our Board of Directors, and members of their immediate and extended families, have indicated their intent to exercise all of their Basic Subscription Privileges, as well as to subscribe for any and all Shares available pursuant to the Oversubscription Privilege. As of the Record Date, the Steans family collectively beneficially owned approximately 26.4% of our voting stock (consisting of our Common Stock and Series C Preferred, voting together on an as-converted basis). If all of the Subscription Rights distributed to our securityholders are exercised, the beneficial ownership percentage of the Steans family will remain the same. However, if the Steans family exercises all of its Basic Subscription Privileges and Oversubscription Privileges, and no other securityholders exercise their Subscription Rights, it would collectively beneficially own approximately 43.1% of our total voting after the Rights Offering. The members of the Steans family have previously received the approval of the proper regulatory authorities to own a controlling interest in our voting stock. Accordingly, we believe that the Steans family may acquire shares of our Common Stock in the Rights Offering without obtaining any additional regulatory approvals.

In addition to the Steans family, voting power is also concentrated in the hands of the members of the Taylor family, including Bruce Taylor and Jeffrey Taylor, who serve as members of our Board of Directors. As of the Record Date, members of the Taylor family beneficially owned approximately 22.7% of our voting stock. As of the date of this prospectus supplement, the Taylor family has not indicated its intentions with respect to its intended participation in the Rights Offering. Assuming that the Taylor family exercises only its Basic Subscription Privileges, without subscribing for any Shares available pursuant to its Oversubscription Privileges, the Taylor family would continue to beneficially own the same 22.7% of our voting stock as it owned as of the Record Date. If, however, the Taylor family decides to exercise its Oversubscription Privileges, its aggregate voting power may increase.

The Subscription Rights are not transferable, and there is no market for the Subscription Rights.

Your Subscription Rights may not be sold, transferred or assigned other than by operation of law. Subscription rights will not be listed for trading on any securities exchange or market. Consequently, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise the Subscription Rights and acquire Shares to realize any potential value from your Subscription Rights.

If you do not act promptly and follow instructions carefully, your exercise of Subscription Rights may be rejected.

Eligible participants and, if applicable, brokers, dealers, custodian banks and other nominees acting on their behalf, who desire to purchase Shares in the Rights Offering must act promptly to ensure that all required Subscription Rights certificates and payments are actually received by the subscription agent before the expiration of the Rights Offering. The time period to exercise Subscription Rights is limited. To exercise a Subscription Right, you or your broker, dealer, custodian bank or other nominee must do so by 5:00 p.m., Eastern Time, on December 14, 2011, unless we extend the Rights Offering. Securityholders who own Eligible Securities through a broker, dealer, custodian bank or other nominee should submit their subscription documents and payment for the Shares for which they have subscribed in the time period provided by their nominee holder to permit the nominee holder to submit all required subscription documents and payments prior to the expiration of the Rights Offering.

If you or your broker, dealer, custodian bank or other nominee fail to complete and sign the required Subscription Rights certificate, send an incorrect payment amount or otherwise fail to follow the procedures that apply to the exercise of your Subscription Rights, we may, depending on the circumstances, reject your exercise of Subscription Rights or accept it to the extent of the payment received. Neither we nor the subscription agent undertake to contact you concerning, or to attempt to correct, an incomplete or incorrect Subscription Rights certificate or payment or to contact you concerning whether a broker, dealer, custodian bank or other nominee holds Subscription Rights on your behalf. We have the sole discretion to determine the validity of the exercise of Subscription Rights.

You will not be able to revoke your exercise of Subscription Rights.

Once you exercise your Subscription Rights, you may not revoke the exercise. Therefore, even if circumstances arise after you have subscribed for Shares in the Rights Offering that cause you to change your mind about purchasing Shares, if the Rights Offering is not fully subscribed or if the Rights Offering is extended, you will nonetheless be legally bound to proceed. However, if we amend the Rights Offering in a way which we believe is material, we will extend the Rights Offering and offer all eligible securityholders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the Rights Offering will not, in and of itself, be treated as a material amendment for these purposes.

We may cancel the Rights Offering and return your subscription payments without interest or penalty.

We may, in our sole discretion, decide at any time not to continue with the Rights Offering or to cancel the Rights Offering. This decision could be based upon various factors, including market conditions and further developments with respect to our need for capital. We currently have no intention to cancel the Rights Offering, but we are reserving the right to do so. If we cancel the Rights Offering, neither we nor the subscription agent will have any obligation to you with respect to the Subscription Rights, except to return your subscription payments, without interest or penalty.

You will not be able to sell the Shares you buy in the Rights Offering until your account is credited with the Shares.

If you purchase Shares in the Rights Offering by submitting a Subscription Rights certificate and payment, the subscription agent, Computershare Trust Company, N.A., will deposit your Shares into your registered account in book entry form and will send you a confirmation of deposit. The confirmation will permit you to request an actual stock certificate. If your Eligible Securities as of the Record Date were held by a broker, dealer, custodian bank or other nominee, and you participate in the Rights Offering, your broker, dealer, custodian bank or other nominee will be credited with the Shares you purchase in the Rights Offering as soon as practicable after the completion of the Rights Offering. Until your account is credited, you may not be able to sell your Shares, even if the Shares consist of our Common Stock listed for trading on The NASDAQ Global Select Market. The price of your Shares may decline between the time you decide to sell your Shares and the time you are actually able to sell your Shares.

Although publicly traded, our Common Stock has substantially less liquidity than the average liquidity of stocks listed on The NASDAQ Global Select Market, and any Common Stock Equivalents issued in the Rights Offering will not be listed on any securities exchange at all.

Although our Common Stock is listed for trading on The NASDAQ Global Select Market, our Common Stock has substantially less liquidity than the average liquidity for companies listed on The NASDAQ Global Select Market. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace at any given time of willing buyers and sellers of our Common Stock. This marketplace depends on the individual decisions of investors and general economic and market conditions over which we have no control. This limited market may affect your ability on short notice to sell shares of Common Stock that you acquire pursuant to the Rights Offering, and the sale of a large amount of Common Stock at one time could temporarily depress the market price of our Common Stock. Additionally, as described above, the market price of our Common Stock may fluctuate in the future, and this volatility may be unrelated to our performance. General market price declines or overall market swings in the future could adversely affect the price of our Common Stock, and the current market price may not be indicative of future market prices.

Furthermore, any Common Stock Equivalents issued in the Rights Offering will not be listed for trading on The NASDAQ Global Select Market or any other securities exchange or market, and we do not expect that any public market will exist for any Common Stock Equivalents. Consequently, our Common Stock Equivalents will likely be subject to the same liquidity risks described above with respect to our Common Stock, and likely to a greater degree.

For these reasons above, Shares purchased in the Rights Offering should not be viewed as a short-term investment.

Because our management will have broad discretion over the use of the net proceeds from the Rights Offering, you may not agree with how we use the proceeds.

We currently intend to use the net proceeds of the Rights Offering for general corporate purposes. While this additional capital is intended to provide additional liquidity for us to continue to act as a source of strength for the Bank, to better align our capital position with that of our peers and to support our future growth plans, our management may allocate the proceeds among these purposes as it deems appropriate. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

Future offerings of equity or debt securities may adversely affect the price of Shares purchased in the Rights Offering.

In the future, we may offer and sell securities, including shares of our Common Stock or securities convertible into or exchangeable for our Common Stock, through equity offerings or otherwise. Future issuances of such securities may dilute the interests of our existing securityholders. In addition, as described below, our Board of Directors, without the need for any stockholder action, has the authority to approve the issuance of shares of preferred stock and to fix the relative rights and preferences of the preferred stock. Any preferred stock that we may issue in the future, as well as any debt securities that we may issue, will likely rank senior to our Common Stock and Common Stock Equivalents, particularly with respect to the payment of dividends and payments upon liquidation. Further, the issuance of preferred stock or debt which is convertible into shares of our Common Stock or Common Stock Equivalents may also, to the extent converted, dilute the interests of our existing securityholders. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. As a result, our securityholders bear the risk of future offerings diluting their interests and reducing the price of Shares purchased in the Rights Offering.

Provisions in our charter documents would make it difficult for a third party to acquire us and could depress the price of Shares purchased in the Rights Offering.

Our Third Amended and Restated Articles of Incorporation and our Third Amended and Restated By-laws, as well as certain other factors, may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a securityholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for our securities. The relevant issues are summarized in the following paragraphs.

Authorized Shares of Capital Stock.    Authorized but unissued shares of Common Stock and preferred stock under our Third Amended and Restated Certificate of Incorporation could (within the limits imposed by applicable law and the rules of The NASDAQ Stock Market) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some securityholders.

Concentration of Ownership.    As of the Record Date: (i) members of the Taylor family, including Bruce Taylor and Jeffrey Taylor, who serve as members of our Board of Directors, beneficially owned approximately 22.7% of our voting stock (consisting of our Common Stock and Series C Preferred, voting together on an as-converted basis); and (ii) Harrison Steans and Jennifer Steans, each of whom serves as a member of our Board of Directors (and other members of their immediate and extended families), beneficially owned approximately 26.4% of our voting stock. Although the Taylor family and the Steans family have not entered into any agreement or arrangement with respect to their voting of our securities, such securityholders and their respective affiliates, were they to collectively vote in favor of or against any proposal, would be able to exercise significant control over all matters requiring approval of our securityholders, including the election of directors and approval of significant corporate transactions and matters, including mergers or similar transactions and amendments to our Third Amended and Restated Certificate of Incorporation. Each of the Taylor family and the Steans family could also separately exercise significant control over matters requiring approval of our securityholders.

Executive Committee.    Our Third Amended and Restated Certificate of Incorporation created an Executive Committee, the members of which are members of our Board of Directors, with one director designated for nomination by Financial Investments Corporation, one director designated for nomination by the members of the Taylor family and one director who is our most senior executive officer serving on the Board of Directors and not affiliated with either Financial Investments Corporation or the Taylor family. Currently, we may not take action with respect to certain matters, including engaging in certain transactions and entering into certain agreements, without the unanimous approval of the Executive Committee. The required approval of the Executive Committee for us to take many actions or engage in many transactions, including most change of control transactions, such as mergers, consolidations or other business combinations, could prevent us from entering into such transactions despite our Board of Directors’ support of the transaction. The members of the Executive Committee may have interests that are not aligned with those of other holders of our securities, including with respect to a change of control transaction, and the failure of any one of them to provide approval could prevent us from taking advantage of a transaction potentially beneficial to us and our securityholders. While a proposal to eliminate our Executive Committee as of December 31, 2011, will be considered at the Special Meeting, and although we expect that such proposal will receive the required approvals, there can be no guarantee that such approvals will be received, and consequently certain important actions may remain subject to the approval of our Executive Committee.

Limitations on Right to Call Special Meetings; No Action by Written Consent; Securityholder Proposal Notice Requirements.    Under our Third Amended and Restated By-laws, special meetings of our secuirtyholders may be called by our President, the Chairman of our Board of Directors, or a majority of our Board of Directors. Our securityholders are entitled to request that our Board of Directors convene a special meeting of securityholders only upon the written request to the Board of Directors by the holders of at least 35% of the total voting power of the outstanding stock entitled to vote generally in the election of the members of our Board of Directors. Further, our securityholders are unable to take action by written consent and, therefore, may only take action at securityholder meetings. Additionally, our Third Amended and Restated By-laws require that securityholder proposals meet certain advance notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual securityholders’ meeting actions which are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our voting securities, because even if it acquired a majority of our outstanding voting securities, it would only be able to take action as a securityholder, such as electing new directors or approving a merger, at a duly called securityholders’ meeting and not by written consent.

Delaware Law.    Because we have not elected in our Third Amended and Restated Certificate of Incorporation to opt out of the applicability of Section 203 of the Delaware General Corporation Law, we are currently governed by this section of Delaware law. Under this statute, subject to exceptions, we are prohibited from engaging in any business combination with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors. These provisions may make it more difficult to accomplish transactions which securityholders may otherwise deem to be in their best interests.

There is no minimum subscription amount for the Rights Offering.

There is no minimum amount of proceeds required to complete the Rights Offering, and your exercise of your Subscription Rights is irrevocable. Therefore, if you exercise your Basic Subscription Privilege or Oversubscription Privilege, we may accept your subscription regardless of the total amount of proceeds we receive in the Rights Offering, which may not be sufficient to enable us to adequately strengthen our financial condition, bolster our regulatory capital ratios and enhance our ability to serve as a source of strength for the Bank.

Securityholders who purchase shares of our Common Stock in the Rights Offering will experience immediate and substantial dilution in the net tangible book value of those Shares.

Securityholders purchasing shares of Common Stock in the Rights Offering will purchase such Shares at the $7.91 subscription price. If the Rights Offering is fully subscribed, and assuming that no participant with the right to purchase a nonvoting Common Stock Equivalent in lieu of Common Stock uses such right, then the pro forma net tangible book value per share of our Common Stock after the Rights Offering would be $7.45 as of September 30, 2011. This would represent an immediate dilution of $0.46 per share purchased in the Rights Offering. If the Rights Offering is not fully subscribed, then the dilution experienced with respect to shares of Common Stock purchased in the Rights Offering will be greater. Stockholders may receive significantly less than the subscription price in the event of a liquidation of our Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement and the documents that we incorporate by reference in this prospectus supplement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “expect,” “plan,” “predict,” “potential,” “contemplate,” “should,” “will,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation:

•

the impact of the regulatory environment on our operations, including regulatory restrictions and liquidity constraints at the holding company level that could impair our ability to pay dividends or interest on our outstanding securities;

•	the risk that our regulators could require us to maintain regulatory capital in excess of the levels needed to be considered well capitalized;

•	the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio;

•

adverse economic conditions and continued disruption in the credit and lending markets impacting our business and the businesses of our customers, as well as other banks and lending institutions with which we have commercial relationships;

•

the uncertainties in estimating the fair value of underlying loan collateral, including the fair value of developed real estate and undeveloped land, in light of declining demand for such assets and continuing illiquidity in the Chicago real estate market;

•	lending concentration risks, including the risks associated with the high volume of loans secured by commercial real estate in our portfolio;

•	possible volatility in loan charge-offs and recoveries between periods;

•	the continued decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago area;

•	the risks associated with the planned growth of our mortgage unit, including the expansion into new geographic markets and regulatory changes;

•

the effect on operations of our customers’ changing use of our deposit products and the possibility that our wholesale and core funding sources may prove insufficient to support our operations and future growth;

•	significant restrictions on our operations as a result of our participation in the Troubled Asset Relief Program and Capital Purchase Program;

•

the effect on our profitability if interest rates fluctuate, as well as the effect of changes in general economic conditions, continued volatility in the capital markets, our debt credit ratings, deposit flows and loan demand;

•	the effectiveness of our hedging transactions and their impact on our future results of operations;

•	the potential impact of certain operational risks, including, but not limited to, data processing system failures and errors and customer or employee fraud;

•	the conditions of the local economy in which we operate and continued weakness in the local economy;

•

the impact of changes in legislation, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, or regulatory and accounting principles, policies and guidelines affecting our business, including those relating to capital requirements;

•	the impact on our growth and profitability from competition from other financial institutions and other financial service providers;

•	the risks associated with attracting and retaining experienced and qualified personnel, including our senior management and other key personnel in our core business lines;

•	the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy;

•	the ability to use net operating loss carry-forwards to reduce future tax payments if an ownership change of the Company is deemed to have occurred for tax purposes;

•	uncertainty in estimating the fair value of loans held-for-sale and the possibility that we will not be able to dispose of those assets on terms acceptable to us;

•	security risks relating to our internet banking activities that could damage our reputation and our business; and

•	other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section entitled “RISK FACTORS” of this prospectus supplement, as well as in Item 1A “RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2010, and in any subsequent filings that we may have made or will make with the SEC under the Exchange Act. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus supplement.

USE OF PROCEEDS

If we sell all of the Shares being offered, we will receive net proceeds of approximately $34.4 million, after deducting estimated offering expenses. As described above, certain of our securityholders, including Harrison Steans and Jennifer Steans, each of whom serves on our Board of Directors, and members of their immediate and extended families, have indicated their intent to exercise all of their Basic Subscription Privileges, as well as to subscribe for any and all Shares available pursuant to the Oversubscription Privilege. Thus, while the Steans family has made no formal binding commitment to participate in the Rights Offering and the extent of their participation, if any, cannot be assured, we expect to sell all of the Shares offered. We currently intend to use the net proceeds for general corporate purposes. The additional capital raised in the Rights Offering will provide additional liquidity for us to continue to act as a source of strength for the Bank, to better align our capital position with that of our peers and to support our future growth plans.

CAPITALIZATION

The following table sets forth our actual capitalization as of September 30, 2011, on a consolidated basis, as well as our pro forma capitalization assuming: (i) the completion of the Rights Offering; and (ii) the completion of both the Rights Offering and the Conversions, as described under “PROSPECTUS SUPPLEMENT SUMMARY—Recent Developments.” The pro forma capitalization assumes: (i) the issuance of all $35.0 million of Shares offered in the Rights Offering, less estimated offering expenses of approximately $570,000; (ii) no securityholder with the right to purchase a nonvoting Common Stock Equivalent uses such right; and (iii) in the applicable column, estimated expenses relating to the Conversions of $530,000, and a closing price of our Common Stock on the day immediately preceding the Conversions of $9.60. There can be no assurances that the foregoing assumptions will be realized in the future. This information is only a summary and should be read together with the financial information incorporated by reference in this prospectus supplement. See “WHERE YOU CAN FIND MORE INFORMATION” and “DOCUMENTS INCORPORATED BY REFERENCE.”

	September 30, 2011

(Unaudited)	Actual	Rights Offering	Conversions and Rights Offering
	(dollars in thousands, except per share data)
Cash and Cash Equivalents	$83,902	$118,332	$117,802

Long-Term Debt:
Subordinated Debt	$89,436	$89,436	$89,436
Trust Preferred Securities	86,607	86,607	86,607

Total Long Term Debt	$176,043	$176,043	$176,043

Stockholders’ Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized:
Series B, 5% fixed rate cumulative perpetual, 104,823 shares issued and outstanding, $1,000 liquidation value	$101,619	$101,619	$101,619
Series C, 8% non-cumulative, convertible perpetual, 1,500,000 shares authorized, 1,276,480 issued and outstanding at September 30, 2011 and no shares issued and outstanding as adjusted for the Conversions	31,912	31,912	-
Series D, nonvoting, convertible; 860,378 shares authorized; 405,330 shares issued and outstanding	4	4	4
Series E, 8% nonvoting, non-cumulative, convertible perpetual, 223,520 shares authorized, 223,520 shares issued and outstanding at September 30, 2011 and no shares outstanding as adjusted for the Conversions	5,588	5,588	-
Series G, 8% nonvoting, convertible; 1,350,000 shares authorized, 243,182 shares issued and outstanding at September 30, 2011 and 861,214 issued and outstanding as adjusted for the Conversions	2	2	9
Common stock, $0.01 par value; 45,000,000 shares authorized; 21,670,840 shares issued and 20,312,842 shares outstanding at September 30, 2011; 26,095,618 shares issued and 24,737,620 shares outstanding as adjusted for the Rights Offering; and 29,625,081 shares issued and 28,267,083 shares outstanding as adjusted for the Conversions and the Rights Offering together (1)	217	261	296
Surplus (2)	340,641	375,027	422,455
Accumulated deficit (3)	(188,511)	(188,511)	(199,011)
Accumulated other comprehensive income, net	27,043	27,043	27,043
Treasury stock, at cost, 1,357,998 shares	(29,585)	(29,585)	(29,585)

Total Stockholders’ Equity	288,930	323,360	322,830

Total Capitalization (4)	$464,973	$499,403	$498,873

Tangible book value per common share (5)	$7.37	$7.45	$7.83
Capital Ratios:
Total risk-based capital ratio	13.63%	14.63%	14.62%
Tier 1 risk-based capital ratio	10.08%	11.08%	11.06%
Leverage ratio	7.83%	8.61%	8.60%

(1) Does not include: (i) 900,000 shares of Common Stock reserved for issuance upon exercise of detachable warrants issued in connection with the Bank’s issuance of $60.0 million of subordinated notes in 2008;

(ii) 500,000 shares of Common Stock reserved for issuance upon exercise of the warrant issued in 2008 to Financial Investments Corporation; (iii) 1,462,647 shares of Common Stock reserved for issuance upon exercise of the warrant issued to the Treasury in 2009; and (iv) 937,500 shares of Common Stock reserved for issuance upon exercise of detachable warrants issued by the Company in 2010.

(2) Reflects, in the appropriate columns, the additional surplus provided by the issuance of: (i) 3,529,463 shares of Common Stock and 618,032 shares of Series G Preferred related to the Conversions; and (ii) 4,424,778 shares of Common Stock related to the Rights Offering, net of issuance costs and assuming the closing price of the Company’s Common Stock on the date immediately prior to the respective transactions is $9.60.

(3) Reflects, in the “Conversions and Rights Offering” column, the assumed non-cash dividend to Series C Preferred and Series E Preferred holders, assuming the value of future dividends to which such holders would otherwise receive through May 28, 2015 is converted into 930,767 shares of Common Stock and 162,983 shares of Series G Preferred, respectively in the Conversions, each based upon an assumed closing price of the Company’s Common Stock on the date immediately prior to the Conversions of $9.60.

(4) Total capitalization represents long-term debt plus total stockholders’ equity.

(5) Equal to tangible common equity divided by shares outstanding. This measure is not recognized under GAAP and is therefore considered to be a non-GAAP financial measure. Please see “—Non-GAAP Financial Measures” for a reconciliation to the most comparable GAAP measure.

Non-GAAP Financial Measures

While our accounting and reporting policies conform to U.S. generally accepted accounting principles (“GAAP”) and general practice within the banking industry, the information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible book value per common share,” as well as “tangible common equity,” which is used in calculating tangible book value per common share. Although we believe that these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible book value per common share” is defined as tangible common equity divided by total common shares outstanding.

“Tangible common equity” is defined as total stockholders’ equity reduced by preferred equity and intangible assets.

The limitations associated with non-GAAP financial measures are the risks that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to GAAP. The information provided below reconciles GAAP measures to tangible book value per common share and tangible common equity.

	September 30, 2011

		Pro Forma as adjusted
(Unaudited)	Actual	Rights Offering	Conversions and Rights Offering
	(dollars in thousands, except per share data)

Tangible Common Equity
Total Stockholders’ Equity	$288,930	$323,360	$322,830
Less Preferred Equity:
Series B Preferred	101,619	101,619	101,619
Series C Preferred	31,912	31,912	-
Series D Preferred	4	4	4
Series E Preferred	5,588	5,588	-
Series G Preferred	2	2	9

Total Preferred Equity	139,125	139,125	101,632

Tangible Common Equity	$149,805	$184,235	$221,198

Common Shares Outstanding (1)	20,312,842	24,737,620	28,267,083

Tangible Book Value per Common Share	$7.37	$7.45	$7.83

(1) 20,312,842 shares outstanding at September 30, 2011; 24,737,620 shares outstanding as adjusted for the Rights Offering reflects 4,424,778 shares of Common Stock issued pursuant to such offering; 28,267,083 shares outstanding as adjusted for the Conversions and the Rights Offering reflects 7,954,241 shares of Common Stock issued pursuant to such Conversions and Right Offering, each assuming the closing price of the Company’s Common Stock on the date immediately prior to the respective transactions is $9.60

DILUTION

If you purchase shares of our Common Stock in the Rights Offering, your ownership interest will be diluted to the extent of the difference between the subscription price of $7.91 per share and the as adjusted net tangible book value per share of our Common Stock immediately after the Rights Offering. Our historical net tangible book value as of September 30, 2011 was $149.8 million, or $7.37 per share of Common Stock. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of Common Stock outstanding.

Assuming: (i) the issuance of all $35.0 million of Shares offered in the Rights Offering, less estimated offering expenses of approximately $570,000; (ii) no securityholder with the right to purchase a nonvoting Common Stock Equivalent uses such right; and (iii) the Shares issued pursuant to the Rights Offering were issued on September 30, 2011; our as adjusted net tangible book value as of September 30, 2011 would have been $184.2 million, or $7.45 per share of Common Stock. This amount represents an immediate increase in net tangible book value to our existing holders of Common Stock of $0.08 per share and immediate dilution to new investors in Common Stock of $0.46 per share. The following table illustrates this dilution:

Subscription price per Share		$7.91

Historical net tangible book value per share of Common Stock as of September 30, 2011	7.37

Increase in net tangible book value per share of Common Stock attributable to investors purchasing shares of Common Stock in the Rights Offering	0.08

As adjusted net tangible book value per share of Common Stock after giving effect to the Rights Offering		7.45

Dilution in as adjusted net tangible book value per share of Common Stock to investors in the Rights Offering		$0.46

The above discussion and table do not take into account the Conversions, any shares of Common Stock reserved for issuance upon conversion of any of the Eligible Securities or the 1,462,647 shares of Common Stock currently reserved for issuance upon exercise of the warrant that we issued to the U.S. Department of Treasury in connection with our participation in the TARP Capital Purchase Program (the “TARP Warrant”). In addition, pursuant to the terms of the TARP Warrant, the per share purchase price and number of shares of Common Stock issuable pursuant to the exercise of the TARP Warrant will be adjusted in light of the Rights Offering, based on the estimated fair value of the Subscription Rights. To the extent that any additional shares of Common Stock are issued pursuant to the conversion or exercise of Eligible Securities or the TARP Warrant at a price below the adjusted net tangible book value per share of our Common Stock, there will be further dilution to investors in our Common Stock.

THE RIGHTS OFFERING

Before exercising any Subscription Rights, you should carefully read the entire prospectus, including the information set forth under the heading “RISK FACTORS” beginning on page S-19 of this prospectus supplement.

The Subscription Rights

We are distributing, at no charge, to each holder of record of an Eligible Security as of the Record Date, nontransferable Subscription Rights to purchase shares of our Common Stock or, in accordance with the terms of certain of the Eligible Securities, Common Stock Equivalents, at price of $7.91 per Share. You will receive one Subscription Right for every share of Common Stock or Common Stock Equivalent that you held, on an as-converted basis assuming the conversion of all Eligible Securities, as of the Record Date. Therefore, the number of Subscription Rights that you will receive in the Rights Offering is dependent upon the number and type of Eligible Securities that you held as of the Record Date. Detail with respect to the number of Subscription Rights to be issued to the holders of each of the Eligible Securities as of the Record Date is as follows:

Eligible Security	Subscription Rights to which Holders Are Entitled

Common Stock	1 Subscription Right per share

Series C Preferred	2.03583 Subscription Rights for each share

Series D Preferred	1 Subscription Right per share

Series E Preferred	2.03583 Subscription Rights for each share

Series G Preferred	1 Subscription Right per share

Participating Warrants	1 Subscription Right per share of Common Stock issuable pursuant to the Participating Warrant

Please note, however, that fractional Subscription Rights will not be issued in the Rights Offering. Rather, all fractional Subscription Rights will be eliminated by rounding down to the nearest whole Subscription Right.

Each Subscription Right entitles the holder to a Basic Subscription Privilege and an Oversubscription Privilege. In the aggregate, the Subscription Rights entitle the holders of Eligible Securities to purchase up to 4,424,778 Shares for an aggregate purchase price of approximately $35.0 million.

Basic Subscription Privilege

With your Basic Subscription Privilege, you may purchase 0.1671 Shares per Subscription Right, subject to delivery before the Rights Offering expires of the required documents and payment of the subscription price of $7.91 per Share. You may exercise your Basic Subscription Privilege with respect to any number of Shares subject to your Subscription Rights, or you may choose not to exercise any Subscription Rights at all. If you do not exercise your Basic Subscription Privilege in full, you will not be entitled to exercise an Oversubscription Privilege.

We determined the number of Shares to be offered and the Shares that may be purchased upon exercise of a Subscription Right by adding together the total number of shares of Common Stock and Common Stock Equivalents, on an as-converted basis assuming the conversion of all Eligible Securities, outstanding on the Record Date. Specifically, we added together the following, each as of the Record Date: (i) shares of Common Stock outstanding (20,417,428 shares); (ii) shares of Common Stock issuable upon exercise of all Participating Warrants (2,337,500) shares; (iii) shares of Common Stock or Common Stock Equivalents issuable upon conversion of all outstanding shares of Series C Preferred (2,598,697 shares); (iv) shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred (405,330 shares); (v) shares of Common Stock or Common Stock Equivalents issuable upon conversion of all outstanding shares of Series E Preferred (455,048 shares); and (vi) shares of Common Stock issuable upon conversion of all outstanding shares of Series G Preferred (261,324 shares). The result of the calculation is 26,473,327 shares of Common Stock and Common Stock Equivalents. Because we are offering Subscription Rights to purchase $35.0 million of Shares at $7.91 per Share, the Subscription Rights must be exercisable for 4,424,778 Shares ($35.0 million divided by $7.91). To determine the number of Shares purchasable under each Subscription Right, we divided the number of Shares that we are offering (4,424,778) by the 26,475,327 shares of Common Stock and Common Stock Equivalents, on an as-converted basis assuming the conversion of all Eligible Securities, eligible to participate. The result, to the fourth decimal place, is that each Subscription Right is exercisable for 0.1671 Shares.

Fractional Shares resulting from the exercise of your Basic Subscription Privilege will be eliminated by rounding down to the nearest whole Share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received will be returned, without interest or penalty, as soon as practicable after the Rights Offering has expired.

Oversubscription Privilege

If you purchase all of the Shares available to you pursuant to your Basic Subscription Privilege, you may also choose to purchase a portion of any Shares that other securityholders do not purchase by exercising their Basic Subscription Privileges. Shares available to our securityholders pursuant to the Oversubscription Privilege will be allocated pursuant to a two-step process. The maximum number of Shares purchasable by a securityholder in the first step of the allocation process will be limited to the result of: (x) the total number of unsubscribed Shares multiplied by (y) the number of Subscription Rights that were distributed to such securityholder divided by (z) the number of Subscription Rights distributed to all holders of Eligible Securities as of the Record Date. Securityholders whose oversubscription requests exceed the Share limitation of the first step of the allocation process will proceed to the second step, where we will seek to honor oversubscription requests in full if sufficient Shares are available. If oversubscription requests for Shares in the second step of the allocation process exceed the number of Shares available, however, we will allocate the available Shares pro rata among the securityholders participating in the second step of the allocation process in proportion to the number of Subscription Rights that were distributed to each of those securityholders relative to the number of Subscription Rights distributed to all holders of Eligible Securities participating in the second step of the allocation, with the number of Shares rounded up or down, as applicable, to result in the allocation of whole Shares. If this pro rata allocation results in any securityholder receiving a greater number of Shares than for which the securityholder subscribed pursuant to the exercise of the Oversubscription Privilege, then such securityholder will be allocated only that number of Shares for which the securityholder oversubscribed, and the remaining Shares will be allocated among all other securityholders exercising the Oversubscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Shares have been allocated. Computershare Trust Company, N.A., our subscription agent for the Rights Offering, will determine the oversubscription allocation based on the formula described above.

To properly exercise your Oversubscription Privilege, you must deliver the subscription payment related to your Oversubscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Shares before the Rights Offering expires, if you wish to maximize the number of Shares you may purchase pursuant to your Oversubscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Shares that may be available to you (i.e., for the maximum number of Shares available to you, assuming you exercise all of your Basic Subscription Privilege and are allotted the full amount of your oversubscription without reduction).

We can provide no assurances that you will actually be entitled at the expiration of the Rights Offering to purchase the number of Shares issuable upon the exercise in full of your Oversubscription Privilege. We will not be able to satisfy any orders for Shares pursuant to the Oversubscription Privilege if all of our securityholders exercise in full their Basic Subscription Privileges, and we will only honor an Oversubscription Privilege to the extent sufficient Shares are available following the exercise of Basic Subscription Privileges. In addition, limitations on the amount of Shares that may be subscribed for pursuant to the Oversubscription Privilege are described below under the heading “—Limitation on the Purchase of Shares.”

To the extent the aggregate subscription price of the actual number of unsubscribed Shares available to you pursuant to the Oversubscription Privilege is less than the amount you actually paid in connection with the exercise of the Oversubscription Privilege, you will be allocated only the number of unsubscribed Shares available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable.

To the extent the amount you actually paid in connection with the exercise of the Oversubscription Privilege is less than the aggregate subscription price of the maximum number of unsubscribed Shares available to you pursuant to the Oversubscription Privilege, you will be allocated the number of unsubscribed Shares for which you actually paid in connection with the Oversubscription Privilege.

Reasons for the Rights Offering

Since 2008, we have pursued a two pronged strategy of asset quality remediation and earnings growth and diversification, which we call our “fix and grow” strategy. The “fix” component refers to our continuing efforts to improve asset quality issues, which were largely caused by the downturn in the Chicago area economy and the resulting impact on real estate prices and liquidity. The “grow” component of our strategy seeks to increase and diversify our pre-tax, pre-provision earnings by repositioning our balance sheet and diversifying our sources of revenue. This strategy includes a bolstered and expanded commercial banking business to provide middle-market lending across a wide array of industries and locations. In addition, to complement and extend our growth strategy, we launched Cole Taylor Mortgage, our full service mortgage origination unit. In connection with our “fix and grow” strategy, we have implemented a capital plan aimed at stabilizing and strengthening our capital structure to position us to successfully execute this strategy.

Consistent with our capital plan, our management and Board of Directors have evaluated our overall capital position and determined that it would be prudent to seek additional capital to further strengthen our financial condition, bolster our regulatory capital ratios and enhance our ability to serve as a source of strength for the Bank. To objectively evaluate possible capital raising alternatives and negotiate the terms thereof, our Board of Directors created the Special Committee, comprised solely of independent and disinterested directors. The Special Committee, in turn, engaged Sandler, an investment banking firm experienced in advising financial institutions with respect to various matters, to provide the Special Committee with financial advisory services in connection with the Special Committee’s consideration of capital raising alternatives.

After considering several potential alternatives, the Special Committee determined that the Rights Offering, on the terms described in this prospectus supplement, was a desirable and efficient method by which to raise capital and was therefore in the best interests of the Company and our securityholders. One important factor in the Special Committee’s decision was that the Rights Offering would give our securityholders the opportunity to limit ownership dilution by buying additional equity in the Company. After consultation with its legal and financial advisors, and upon recommendation of the Special Committee, our Board of Directors also determined that the Rights Offering would be in the best interests of the Company and its securityholders. We believe that the Rights Offering will strengthen our financial condition and better position us for the future; however, our Board of Directors is making no recommendation regarding the exercise of your Subscription Rights. Even if we sell all of the Shares offered in the Rights Offering, it is possible that we may need to seek additional financing or engage in additional capital offerings in the future.

Subscription Price

As discussed above, to objectively establish the terms of the Rights Offering, our Board of Directors created the Special Committee, comprised solely of independent and disinterested directors, and the Special Committee, in turn, engaged Sandler, an investment banking firm experienced in advising financial institutions with respect to various matters, to provide it with certain financial advisory services.

In determining the subscription price, the Special Committee considered a number of factors, including: (i) the need to offer the Shares at a price that would be attractive to investors relative to the current trading price for our Common Stock; (ii) historical and current trading prices for our Common Stock; (iii) general conditions in the financial services industry; (iv) the need for capital and the capital raising alternatives available to us; (v) potential market conditions; (vi) the desire to provide an opportunity to our securityholders to participate on a pro rata basis in any capital raising transaction; (vii) our history and prospects, including our past and present results of operations and financial condition, as well as our prospects for future earnings; (viii) discussions with certain of our securityholders, including members of the Steans family; and (ix) a range of discounts to market value represented by the subscription prices in various other rights offerings.

After careful consideration of the foregoing, and upon the recommendation of the Special Committee, our Board of Directors approved the $7.91 subscription price, which represents a 17.6% discount to the market price of our Common Stock as of November 22, 2011.

The subscription price does not necessarily bear any relationship to our book value, tangible book value, multiple of earnings or any other established criteria for value. You should not consider the subscription price as an indication of value of the Company or the Shares. You should not assume or expect that, after the Rights Offering, the Shares you purchase will trade in any given time period at or above the subscription price. The market price of the Shares may decline during or after the Rights Offering, and you may not be able to sell any Shares purchased at a price equal to or greater than the subscription price. You should obtain a current quote for our Common Stock before exercising your Subscription Rights and make your own assessment of our business and the terms of the Rights Offering.

Also, please note that, although the Special Committee engaged Sandler to provide certain financial advisory services with respect to the Special Committee’s consideration of capital raising alternatives, Sandler will not participate in the solicitation of the exercise of Subscription Rights and will not purchase or sell Shares or otherwise participate in the Rights Offering. Sandler also expresses no opinion and makes no recommendation to holders of the Subscription Rights as to the purchase of Shares in the Rights Offering. Finally, Sandler expresses no opinion as to the price at which any Shares you may purchase in the Rights Offering will trade at any future time.

Expiration of the Rights Offering

You will be able to exercise your Subscription Rights only during a limited period. To exercise your Subscription Rights, you must do so by 5:00 p.m., Eastern Time, on December 14, 2011. Accordingly, if a securityholder desires to exercise its Subscription Rights, the subscription agent must actually receive all required documents and payments from the securityholder before the expiration of the Rights Offering.

If you hold your Eligible Securities in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise your Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that is earlier than the 5:00 p.m., Eastern Time, December 14, 2011, expiration date that we have established for the Rights Offering. Securityholders who own Eligible Securities through a broker, dealer, custodian bank or other nominee should submit their subscription documents and payment for the Shares subscribed for in the time period provided by their nominee holder to permit the nominee holder to submit all required subscription documents and payments prior to the expiration of the Rights Offering. We may extend the Rights Offering for any reason; however, we currently do not intend to do so.

Although we will make reasonable attempts to provide this prospectus to holders of Subscription Rights, the Rights Offering and all Subscription Rights will expire at 5:00 p.m., Eastern Time, on December 14, 2011 (unless extended), whether or not we have been able to locate each person entitled to Subscription Rights.

Nontransferability of Subscription Rights

Your Subscription Rights may not be sold, transferred or assigned other than by operation of law. Subscription Rights will not be listed for trading on any securities exchange or market. Subscription Rights certificates may only be completed by the securityholder receiving the certificate or their duly appointed representative.

No Minimum

We are not requiring an overall minimum subscription amount to complete the Rights Offering. However, our Board of Directors reserves the right to cancel the Rights Offering for any reason, including if we do not receive aggregate subscriptions that we believe will meaningfully strengthen our financial condition, bolster our regulatory capital ratios and enhance our ability to serve as a source of strength for the Bank.

No Recommendations

Neither our Board of Directors, nor Sandler (who provided certain financial advisory services to the Special Committee) is making a recommendation regarding the exercise of your Subscription Rights. Securityholders who exercise Subscription Rights risk investment loss on money invested. The market price for Shares you purchase in the right offering may decline to a price that is less than the subscription price and, if you purchase Shares at the subscription price, you may not be able in the future to sell such Shares at the same price or a higher price. You should make your decision based on your own assessment of our business and the terms of the Rights Offering. Please see the section entitled “RISK FACTORS” for a discussion of some of the risks involved in investing in Shares in the Rights Offering.

Limitation on the Purchase of Shares

As a bank holding company, we are subject to regulation by the Federal Reserve. The Federal Reserve has the authority to prevent individuals and entities from acquiring control of us. Under Federal Reserve rules and regulations, if you, directly or indirectly, or through one or more subsidiaries, or acting in concert with one or more persons or entities, will own 10% or more of our voting stock after giving effect to the Rights Offering, then you will be presumed to control us. This presumption of control is rebuttable; however, it is likely that you will need to submit materials to the Federal Reserve, or enter into what is referred to as a passivity commitment, to successfully rebut this presumption. If, after giving effect to the Rights Offering, you will hold 25% or more of our voting stock, you will be conclusively presumed to control us, and the Federal Reserve will require that an application or other be filed prior to obtaining this level of control.

We will not issue shares of Common Stock pursuant to the exercise of Basic Subscription Privileges or Oversubscription Privileges to any securityholder who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority, including the Federal Reserve, to acquire, own or control such Shares if, as of December 14, 2011, such clearance or approval has not already been obtained or any applicable waiting period has not expired. If we elect not to issue shares of Common Stock in such a case, the unissued Shares will become available to satisfy oversubscriptions by other securityholders.

Holders of our Series D Preferred, Series E Preferred and Series G Preferred have the contractual right to receive shares of a nonvoting Common Stock Equivalent rather than Common Stock upon the exercise of Subscription Rights. As of the Record Date, all outstanding shares of our Series D Preferred, Series E Preferred and Series G Preferred were held by the Prairie Funds. C. Bryan Daniels, who serves as a member of our Board of Directors, is a managing member of the entity that serves as the sole general partner of the Prairie Funds and thus has shared voting power with respect to shares held by the Prairie Funds. If the Prairie Funds exercise any of their Subscription Rights, we will work directly with them to determine if they wish to receive shares of a nonvoting Common Stock Equivalent in lieu of Common Stock.

You are urged to consult your own legal counsel regarding whether you are required to seek the prior approval of the Federal Reserve or any other bank regulatory authority in connection with your exercise of the Subscription Rights issued to you.

Exercise of Subscription Rights

If you are the record holder of your Eligible Securities, you may exercise your Subscription Rights by properly completing and signing your Subscription Rights certificate and delivering it, with full payment of the subscription price for the Shares for which you are subscribing, including Shares subscribed for pursuant to your Oversubscription Privilege, to the subscription agent on or prior to the expiration of the Rights Offering. If you send the Subscription Rights certificate and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested.

If you hold Eligible Securities in the name of a broker, dealer, custodian bank or other nominee, then such nominee is the record holder of the securities you own. The record holder must exercise the Subscription Rights on your behalf for the Shares for which you wish to subscribe. Therefore, if you wish to exercise your Subscription Rights, you should promptly contact your broker, dealer, custodian bank or other nominee and submit your subscription documents and payment for the Shares for which you have subscribed in accordance with the instructions and within the time period provided by such nominee. We will ask the record holder of your securities to notify you of the Rights Offering.

If you send a payment that is insufficient to purchase the number of Shares you requested, or if the number of Shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Shares under the Oversubscription Privilege and the elimination of fractional Shares.

Please follow all delivery instructions carefully. Do not deliver any documents to us. You or your nominee are solely responsible for completing delivery to the subscription agent of your subscription documents and payment.

Multiple Subscription Certificates

You may receive more than one set of subscription materials, including multiple copies of this prospectus supplement and multiple Subscription Rights certificates. For example, if you hold more than one type of Eligible Security or if your Eligible Securities are registered in more than one name, you may receive more than one Subscription Rights certificate. To ensure that you are able to exercise all Basic Subscription Privileges to which you are entitled, please complete and return separately each Subscription Rights certificate that you receive separately and do not aggregate the number of Subscription Rights that you wish to exercise onto one or more Subscription Rights certificates.

Foreign Securityholders

We will not mail this prospectus or the Subscription Rights certificates to securityholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold the Subscription Rights certificates for their account. To exercise Subscription Rights, our foreign securityholders must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three business days prior to the expiration of the Rights Offering and demonstrate that the exercise of such Subscription Rights does not violate the laws of the jurisdiction of such securityholder.

Payment Method

As described in the instructions accompanying the Subscription Rights certificate, payments submitted to the subscription agent must be made in full in United States currency, in immediately available funds, by:

•	bank check or bank draft, including personal check, payable to “Computershare Trust Company, N.A., acting as Subscription Agent for Taylor Capital Group, Inc.”; or

•	postal, telegraphic or express money order payable to “Computershare Trust Company, N.A., acting as Subscription Agent for Taylor Capital Group, Inc.”

Payment received after the expiration of the Rights Offering will not be honored, and the subscription agent will return your payment to you, without interest or penalty, as soon as practicable. The subscription agent will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by the subscription agent; or

•	receipt by the subscription agent of any certified check or bank draft, drawn upon a U.S. bank.

If you elect to exercise your Subscription Rights, you should consider using a certified or cashier’s check or money order to ensure that the subscription agent receives your funds before the Rights Offering expires. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared. If you send a certified check or bank draft, drawn upon a U.S. bank, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instrument.

Any personal check used to pay for Shares must clear the appropriate financial institutions before 5:00 p.m., Eastern Time, on December 14, 2011, when the Rights Offering will expire. The clearinghouse may require five or more business days before clearing your check. Accordingly, holders who wish to pay the subscription price by means of an uncertified personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date.

You should read the instruction letter accompanying the Subscription Rights certificate carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed Subscription Rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

If sent by mail, we recommend that you send Subscription Rights certificates and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the Rights Offering expires.

Listing of Shares

Our Common Stock is currently traded on The NASDAQ Global Select Market under the symbol “TAYC”, and we will apply for the shares of our Common Stock issued upon the exercise of Subscription Rights to also be listed on such exchange. We therefore anticipate that any shares of Common Stock that you purchase pursuant to the Rights Offering will be listed on The NASDAQ Global Select Market.

Please note, however, our outstanding Common Stock Equivalents are not, and no Common Stock Equivalents purchased in the Rights Offering will be, listed on any securities exchange or market, and we do not expect that any public market will exist for any such Common Stock Equivalents. Thus, if you are a holder of Series D Preferred, Series E Preferred or Series G Preferred and purchase nonvoting Common Stock Equivalents upon the exercise of your Subscription Rights, such shares will not be listed on The NASDAQ Global Select Market or any other securities exchange.

Cancellation or Extension of, or other Amendments to, the Rights Offering

We may decide to cancel the Rights Offering at any time and for any reason before the Rights Offering expires. If we cancel the Rights Offering, any payment received from subscribing securityholders will be returned as soon as practicable, without interest or penalty, and we will not be obligated to issue Shares to securityholders who have exercised their Subscription Rights prior to cancellation. We also have the right to extend the Rights Offering for an additional period, although we do not presently intend to do so.

In addition to cancelation or extension, we reserve the right to otherwise amend the terms of the Rights Offering. If we make an amendment that we consider material, we will extend the Rights Offering and offer all securityholders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the Rights Offering will not, in and of itself, be a material amendment for these purposes.

No Revocation of Exercised Subscription Rights

Once you send in your Subscription Rights certificate and payment, you cannot revoke the exercise of your Subscription Rights, even if you later learn information about us that you consider to be unfavorable and even if the market price of our Common Stock decreases. However, if we amend the Rights Offering in a way which we believe is material, we will extend the Rights Offering and offer all securityholders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the Rights Offering will not, in and of itself, be considered a material amendment for these purposes. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Shares at a price of $7.91 per Share.

Participation of Certain Securityholders

Certain of our securityholders, including Harrison Steans and Jennifer Steans, each of whom serves on our Board of Directors, and members of their immediate and extended families, have indicated their intent to exercise all of their Basic Subscription Privileges, as well as to subscribe for any and all Shares available pursuant to the Oversubscription Privilege. However, the Steans family has made no formal binding commitment to participate in the Rights Offering and the extent of their participation, if any, cannot be assured.

As of the Record Date, the Steans family held 4,520,939 of the issued and outstanding shares of our Common Stock, Participating Warrants to purchase an additional 739,150 shares of our Common Stock, and 498,880 of the issued and outstanding shares of our Series C Preferred. These holdings, which in the aggregate, represent approximately 6,275,725 shares of our Common Stock, on an as-converted basis. If the Steans family exercises all of its Basic Subscription Privileges and Oversubscription Privileges, and no other securityholders exercise their Subscription Rights, it would collectively hold approximately 8,945,717 shares of our Common Stock and beneficially own 43.1% of our total voting stock (because shares of our Series C Preferred vote as a single class with shares of Common Stock, on an as-converted basis) after the Rights Offering. The members of the Steans family have previously received the approval of the proper regulatory authorities to own a controlling interest in our voting stock. Accordingly, we believe that the Steans family may acquire shares of our Common Stock in the Rights Offering without obtaining any additional regulatory approvals.

Directors’ and Executive Officers’ Participation

In addition to Harrison Steans and Jennifer Steans, as described above, we expect our other directors and executive officers, together with their affiliates, to participate in the Rights Offering at varying levels, although they are not committed to doing so. The purchase price paid by our directors and executive officers, together with their affiliates, will be $7.91 per Share, the same subscription price as all other purchasers in the Rights Offering.

Although directors and executive officers will be investing their own money in the Rights Offering, our Board of Directors is making no recommendation regarding the exercise of your Subscription Rights. You are urged to make your decision based on your own assessment of our business and the terms of the Rights Offering. Please see the section entitled “RISK FACTORS” for a discussion of some of the risks involved in investing in the Shares through the Rights Offering.

Stock Issued and Outstanding After the Rights Offering

We had a total of 20,417,428 shares of Common Stock, 104,823 shares of Series B Preferred, 1,276,480 shares of Series C Preferred, 405,330 shares of Series D Preferred, 223,520 shares of Series E Preferred and 261,324 shares of Series G Preferred issued and outstanding as of the Record Date. These numbers exclude shares of our stock issuable pursuant to: (i) outstanding stock options and warrants, including the Participating Warrants; (ii) our equity compensation and incentive plans; or (iii) the conversion or exercise of certain other securities. The shares of Series B Preferred are not entitled to participate in the Rights Offering.

We anticipate that the number of issued and outstanding shares of our Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred after the Rights Offering will remain unchanged, although concurrently with the Rights Offering we are seeking stockholder approval to provide us with the right to convert the Series C Preferred and Series E Preferred into shares of Common Stock and Series G Preferred, respectively. See “PROSPECTUS SUPPLEMENT SUMMARY—Recent Developments.” The number of shares of our Common Stock and Series G Preferred (which we anticipate issuing to any securityholder entitled to receive a nonvoting Common Stock Equivalent in the Rights Offering) that will be issued and outstanding after the Rights Offering will depend on the number of Shares purchased in the Rights Offering and the extent to which securityholders with the right to purchase a nonvoting Common Stock Equivalent rather than Common Stock use such right. If we issue all of the Shares which may be subscribed for in the Rights Offering, assuming that no participant with the right to purchase a nonvoting Common Stock Equivalent uses such right, there would be approximately 24,842,206 shares of Common Stock issued and outstanding after the Rights Offering. In addition, pursuant to the terms of the TARP Warrant, the per share purchase price and number of shares of Common Stock issuable pursuant to the exercise of the TARP Warrant will be adjusted in light of the Rights Offering, based on the estimated fair value of the Subscription Rights.

Fees and Expenses

We will pay all fees charged by the subscription agent and information agent and will not charge a fee to holders for exercising their Subscription Rights. However, any holder exercising its Subscription Rights through a broker, dealer, custodian bank or other nominee will be responsible for any fees charged by its nominee holder.

U.S. Federal Income Tax Treatment of Rights Distribution

For the reasons described below in “CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS,” U.S. Holders of Common Stock, Series C Preferred, Series D Preferred, Series E Preferred, and Series G Preferred should not recognize income or loss for U.S. federal income tax purposes upon receipt or exercise of the Subscription Rights to purchase Shares. However, if you are a U.S. holder of Participating Warrants, the Company believes you will recognize ordinary income upon your receipt of the Subscription Rights in an amount equal to the fair market value of the Subscription Rights. The Company is in the process of determining the fair market value of the Subscription Rights and intends to comply with certain IRS information reporting requirements, including by completing and sending Forms 1099-MISC to the IRS and holders with information as to the fair market value of the Subscription Rights as of the date of receipt. In any event, you should consult your own tax advisor as to the overall tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances.

Eligible Securities Held for Others

If you are a broker, dealer or custodian bank, or you otherwise hold Eligible Securities for the account of others as a nominee holder, you should promptly notify the beneficial owner of such Eligible Securities as soon as possible to obtain instructions with respect to their Subscription Rights. If the beneficial owner so instructs, you should complete the appropriate Subscription Rights certificate and submit all required documentation and payments for the Shares subscribed for in accordance with the instructions set forth above.

Beneficial Owners

If you are a beneficial owner of Eligible Securities and will receive your Subscription Rights through a broker, dealer, custodian bank or other nominee, we will ask your nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your Subscription Rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate Subscription Rights certificate, you should contact your nominee as soon as possible and request that a Subscription Rights certificate be issued to you. You should contact your nominee if you do not receive notice of the Rights Offering, but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be earlier than the 5:00 p.m., Eastern Time, December 14, 2011, expiration date.

No Fractional Subscription Rights or Shares

Fractional Subscription Rights will not be issued in the Rights Offering. Rather, all fractional Subscription Rights will be eliminated by rounding down to the nearest whole Subscription Right.

All Shares will be sold at a purchase price of $7.91 per Share. We will not issue fractional Shares. Fractional Shares resulting from the exercise of Basic Subscription Privileges will be eliminated by rounding down to the nearest whole Share. Fractional Shares resulting from the exercise of Oversubscription Privileges will be rounded up or down, as applicable, to result in the allocation of whole Shares. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Rights of Subscribers

You will have no rights as a holder of the Shares you purchase in the Rights Offering until your account is credited with the Shares purchased in the Rights Offering.

Ambiguities in Exercise of Subscription Rights

If you do not specify the number of Shares being subscribed for on your Subscription Rights certificate, or if your payment is not sufficient to pay the total purchase price for all of the Shares that you indicate you wished to purchase, you will be deemed to have subscribed for the maximum number of Shares for which you could subscribe with the payment that the subscription agent receives from you. If the aggregate subscription price paid by you exceeds the amount necessary to purchase the number of Shares for which you have indicated an intention to purchase, then you will be deemed to have exercised your Subscription Rights (including the Oversubscription Privilege, if accepted by us) to the full extent of the payment tendered to purchase, to the extent available, that number of whole Shares equal to the quotient obtained by dividing the payment tendered by the subscription price. Any remaining amount will be returned to you by mail, without interest or penalty, as soon as practicable after the expiration of the Rights Offering and after all determinations, allocations and adjustments contemplated by the terms of the Rights Offering have been effected.

Our Determinations Will Be Binding

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when a properly completed and duly executed Subscription Rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for Shares in a segregated account pending completion of the Rights Offering. The subscription agent will hold this money in escrow until the Rights Offering is completed or is withdrawn and cancelled. If the Rights Offering is withdrawn and cancelled for any reason, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Subscription Agent / Information Agent

We have appointed Computershare Trust Company, N.A. as subscription agent for the Rights Offering. You can contact the subscription agent:

By first class mail at:	By express mail or courier service at:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021

Record holders of Eligible Securities who wish to subscribe for Shares in the Rights Offering should deliver their Subscription Rights certificate and payment of the subscription price to the subscription agent. Do not deliver subscription documents to Taylor Capital Group, Inc. or Cole Taylor Bank.

We have also appointed Georgeson, Inc. as information agent for the Rights Offering. If you have any questions regarding the Rights Offering or need additional copies of the documents relating to the Rights Offering, please contact the information agent at (866) 828-4304, or, for banks and brokers, at (212) 440-9800.

We will pay the fees and certain expenses of the subscription agent and information agent, which we estimate will total approximately $45,000. Under certain circumstances, we may indemnify the subscription agent and information agent from certain liabilities that may arise in connection with the Rights Offering.

Important

DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES DIRECTLY TO US. YOU ARE RESPONSIBLE FOR CHOOSING THE PAYMENT AND DELIVERY METHOD FOR YOUR SUBSCRIPTION RIGHTS CERTIFICATE, AND YOU BEAR THE RISKS ASSOCIATED WITH SUCH DELIVERY. IF YOU CHOOSE TO DELIVER YOUR SUBSCRIPTION RIGHTS CERTIFICATE AND PAYMENT BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. WE ALSO RECOMMEND THAT YOU ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE TIMELY DELIVERY AND CLEARANCE OF PAYMENT. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, WE STRONGLY URGE YOU TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER’S CHECK OR MONEY ORDER.

PLAN OF DISTRIBUTION

Overview

As soon as practicable after the Record Date, we will distribute the Subscription Rights certificates and copies of this prospectus to individuals who owned Eligible Securities as of the Record Date. If you wish to exercise your Subscription Rights and purchase Shares, you should complete the Subscription Rights certificate and return it with payment for the shares to the subscription agent:

By first class mail at:	By express mail or courier service at:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021

If you have any questions about or require assistance with the exercising of your Subscription Rights, you may call the information agent, Georgeson, Inc., at (866) 828-4304, or, for banks and brokers, at (212) 440 9800. See “THE RIGHTS OFFERING—Exercise of Subscription Rights.”

Directors, Executive Officers and Employees

We are offering Shares directly to you pursuant to the Rights Offering. Our directors and executive officers may participate in the solicitation of our securityholders for the exercise of Subscription Rights for the purchase of Shares. We may reimburse these persons for their reasonable out-of-pocket expenses incurred in connection with any solicitation. Other employees of the Company may assist in the Rights Offering in ministerial capacities, providing clerical work in effecting an exercise of Subscription Rights or answering questions of a ministerial nature. Other questions from prospective purchasers will be directed to our executive officers. Our other employees have been instructed not to solicit the exercise of Subscription Rights for the purchase of Shares or to provide advice regarding the exercise of Subscription Rights. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the subscriptions rights or Shares.

Financial Advisor

We have engaged Sandler to provide financial advisory services to us from time to time. Sandler is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In its capacity as financial advisor, Sandler provided financial advisory services to the Special Committee with respect to its consideration of capital raising alternatives. However, Sandler will not participate in the solicitation of the exercise of subscription rights and will not purchase or sell Shares or otherwise participate in the Rights Offering. Sandler also expresses no opinion and makes no recommendation to holders of the Subscription Rights as to the purchase of Shares in the Rights Offering. Further, Sandler expresses no opinion as to the prices at which Shares purchased in the Rights Offering may trade at any future time.

Sandler also served as financial advisor to the Special Committee in connection with the Conversions and to our board of directors in connection with the development of our capital plan. We have agreed to pay Sandler approximately $1.0 million in fees for advisory services since January 1, 2011, of which approximately $375,000 is attributable to advisory services provided in connection with the Rights Offering. We have also agreed to indemnify Sandler against certain liability, including liabilities under the Securities Act, and to contribute to payments that Sandler may be required to make in respect of these liabilities.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax consequences of the Rights Offering to U.S. holders (as defined below) of Eligible Securities. This discussion does not address the tax consequences of the Rights Offering under applicable state, local or foreign tax laws. Moreover, this discussion does not address every aspect of taxation that may be relevant to a particular taxpayer under special circumstances or who is subject to special treatment under applicable law, and is not intended to be applicable in all respects to all categories of securityholders. For example, this discussion does not address certain types of securityholders, such as insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities, persons who hold their Eligible Securities as part of a hedging, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar and persons who are not treated as a U.S. securityholder.

For purposes of this disclosure, a U.S. holder of Eligible Securities is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other business entity treated as a corporation for U.S. federal tax purposes), created in, or organized under the laws of, the United States or any state or political subdivision thereof;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust that either: (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust; or (ii) was in existence on August 20, 1996, was treated as a U.S. person on the previous day and elected to continue to be so treated.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the Subscription Rights or exercises the Subscription Rights, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the U.S. federal income tax consequences of the receipt, exercise or lapse of the Subscription Rights.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial authority and current administrative rules and practice, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. The discussion that follows neither binds nor precludes the IRS from adopting a position contrary to that expressed herein, and it is possible that a contrary position may be asserted successfully by the IRS or adopted by a court if the positions were litigated. We have not obtained a ruling from the IRS or a written opinion from tax counsel with respect to the federal income tax consequences discussed below. This discussion assumes that the Eligible Securities you currently own, the Subscription Rights distributed to you and the Shares that you may subscribe for in the Rights Offering constitute capital assets within the meaning of Section 1221 of the Code.

Tax Consequences of Subscription Rights to U.S. holders of Common Stock, Series C Preferred, Series D Preferred, Series E Preferred and Series G Preferred

Receipt of Subscription Rights

Generally, the distribution of stock by a corporation to its stockholders with respect to their stock is not taxable to such stockholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of the distributing corporation constitutes a distribution of stock. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) set forth in Section 305(b) of the Code, the distribution may be taxable to the stockholders of the distributing corporation. One exception to the general rule of Section 305(a) pertains to a distribution with respect to preferred stock, other than an increase in the conversion ratio of convertible preferred stock made solely to take account of a stock dividend or stock split with respect to the stock into which such convertible stock is convertible. Treasury regulations define preferred stock not for its preferred rights and privileges, but its inability to participate in corporate growth. Another exception provides that the distribution of stock rights would be taxable under Section 305(b) of the Code as a “disproportionate distribution” if it were a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our stockholders and an increase in the proportionate interest of other stockholders in our assets or earnings and profits.

The Company believes that none of the Common Stock, Series C Preferred, Series D Preferred, Series E Preferred and Series G Preferred (“Participating Stock”) is preferred stock for purposes of Section 305 of the Code based on certain features of the preferred stock, including, with respect to the Series D Preferred and Series G Preferred, their rights to participate in dividends and liquidation on an as converted basis pari passu with the Common Stock and, with respect to the Series C Preferred and Series E Preferred, their rights to participate in corporate growth to a significant extent. Additionally, the Company believes that the distribution of Subscription Rights should not be a disproportionate distribution. Accordingly, the Company believes that the Section 305(b) exceptions to nonrecognition of income are not applicable to any U.S. holder of Participating Stock. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, then (i) the fair market value of the subscription rights would be taxable to holders to the holders of our stock as a dividend to the extent of the holder’s pro rata share of our earnings and profits, with any excess being treated as a return of capital to the extent thereof and then as capital gain and (ii) the expiration of the Subscription Rights would result in a capital loss.

Assuming that the receipt of the Subscription Rights is not taxable, then if the fair market value of the Subscription Rights you receive is less than 15% of the fair market value of your existing Participating Stock on the date you receive the Subscription Rights, the Subscription Rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate basis between your existing Participating Stock and the Subscription Rights in proportion to the relative fair market values of the existing Participating Stock and the Subscription Rights determined on the date of receipt of the Subscription Rights. If you choose to allocate basis between your existing Participating Stock and the Subscription Rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the Subscription Rights. Such an election is irrevocable. The fair market value of the Subscription Rights on the date the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, a formal appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the Subscription Rights and the value of your Participating Stock on the date that the Subscription Rights are distributed, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are nontransferable.

On the other hand, if the fair market value of the Subscription Rights you receive is 15% or more of the fair market value of your existing Participating Stock on the date you receive the Subscription Rights, then you must allocate your basis in your existing Participating Stock between the existing Participating Stock and the Subscription Rights you receive in proportion to their fair market values determined on the date you receive the Subscription Rights.

Your holding period in a Subscription Right will include your holding period in the Participating Stock with respect to which the Subscription Right was distributed.

Exercise of Subscription Rights

Generally, you will not recognize gain or loss on the exercise of a Subscription Right. Your tax basis in any Shares that you purchase in the Rights Offering will be equal to your adjusted tax basis in the Subscription Right plus the price paid for the Shares. The holding period of the Shares purchased in the Rights Offering will begin on the date of exercise.

If you exercise a Subscription Right received in the Rights Offering after disposing of the Participating Stock with respect to which such Subscription Right is received, then certain aspects of the tax treatment of the exercise of the Subscription Right are unclear, including: (i) the allocation of tax basis between the Participating Stock previously sold and the Subscription Right; (ii) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Participating Stock previously sold; and (iii) the impact of such allocation on the tax basis of the Shares acquired through exercise of the Subscription Rights. If you exercise a Subscription Right received in the Rights Offering after disposing of the Participating Stock with respect to which the Subscription Right is received, you should consult your tax advisor.

Expiration of Subscription Rights

If you do not exercise your Subscription Rights, you should not recognize a capital loss for U.S. federal income tax purposes and any portion of the tax basis in your existing Participating Stock previously allocated to the Subscription Rights not exercised should be re-allocated to the existing Participating Stock.

Tax Consequences of Subscription Rights to U.S. holders of Participating Warrants

The Company believes the issuance of the Subscription Rights to U.S. holders of Participating Warrants likely constitutes a taxable distribution equal to the fair market value of the Subscription Rights as of the date of receipt. The Company is in the process of determining the fair market value of the Subscription Rights and intends to comply with certain information reporting requirements, including by completing and sending Forms 1099-MISC to the holders of the Participating Warrants and to the IRS which include the Company’s determination of the value of the Subscription Rights received by the holders of the Participating Warrants. Such holders would include the amount of the distribution as ordinary income and such holders would have a tax basis in the Subscription Rights in the same amount. If the holder allows the Subscription Rights to expire without exercise, then such holder would have a capital loss in an amount equal to his or her tax basis in the Subscription Rights, and no adjustment would be made to the tax basis of any interest in the Company owned by the holder of Participating Warrants. The holder would not recognize any gain or loss upon the exercise of the Subscription Rights. The tax basis of the Common Stock acquired through exercise of the Subscription Rights will be equal to the sum of the exercise price paid and the holder’s tax basis in the Subscription Rights. Holders of Participating Warrants, however, should seek advice from their own independent tax advisors concerning tax consequences regarding the receipt and exercise of the subscription rights issued with respect to the Participating Warrants.

Taxation of the Company

We will not recognize any gain, other income or loss upon the issuance of the Subscription Rights, the lapse of the Subscription Rights or the receipt of payment for Shares upon exercise of the Subscription Rights.

THIS DISCUSSION IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU OF THE RIGHTS OFFERING IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS.

LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010, have been so incorporated in reliance on the reports of KPMG LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information at the SEC’s Public Reference Room at the following location:

100 F Street, N.E.

Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

We have filed a shelf registration statement on Form S-3 with the SEC covering, among other securities which we may issue from time to time in the future, the shares of our Common Stock offered hereby. This prospectus supplement, which forms a part of the shelf registration statement, does not contain all of the information included in the shelf registration statement, or the exhibits to the registration statement. For further information about us and the shares of our Common Stock offered hereby, you should refer to the shelf registration statement and its exhibits. You can obtain the full shelf registration statement from the SEC as indicated above.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. This permits us to disclose important information to you by referring to these filed documents. The information incorporated by reference is an important part of this prospectus supplement, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus supplement. Absent unusual circumstances, we will have no obligation to amend this prospectus supplement, other than by filing subsequent information with the SEC. The historical and future information that is incorporated by reference in this prospectus supplement is considered to be part of this prospectus supplement and can be obtained at the locations described above. The information included elsewhere in this prospectus supplement and the following information incorporated by reference in this prospectus supplement is considered to be part of this prospectus supplement:

•

our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 22, 2011 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 12, 2011, as supplemented May 6, 2011, that are incorporated therein);

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, filed with the SEC on May 9, 2011, August 4, 2011 and November 4, 2011, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 28, 2011 (except the information furnished under Items 2.02 and 7.01 thereof), March 7, 2011 (except the information furnished under Items 2.02 and 7.01 thereof), March 14, 2011, March 29, 2011, April 28, 2011 (except the information furnished under Items 2.02 and 7.01 thereof), May 16, 2011 (as amended on May 17, 2011), June 30, 2011, July 21, 2011 (except the information furnished under Items 2.02 and 7.01 thereof), September 23, 2011; October 20, 2011 (except the information furnished under Items 2.02 and 7.01 thereof); and November 18, 2011;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 23, 2011;

•

the description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the SEC on October 10, 2002, including all amendments and reports filed for the purpose of updating such description; and

•	any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act until the termination or expiration of the Rights Offering.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the information that has been incorporated in this prospectus supplement by reference but not delivered with the prospectus supplement (except exhibits, unless they are specifically incorporated in this prospectus by reference). You should direct any requests for copies to the information agent:

Georgeson, Inc.

199 Water Street, 26th Floor

New York, New York 10038

Stockholders: (866) 828-4304

Banks and Brokers: (212) 440-9800

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Taylor Capital Group, Inc. (“we,” “us,” “our,” or the “Company”) may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus, any post-effective amendment and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TAYC.” On January 7, 2011, the closing price of our common stock was $13.17 per share.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Our principal executive offices are located at 9550 West Higgins Road, Rosemont, Illinois 60018, and our telephone number is (847) 653-7978.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 26, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks, uncertainties and other factors incorporated by reference herein that are described under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K (also on file with the SEC and incorporated herein by reference), as may be amended, supplemented or superseded from time to time by information in other reports we file with the SEC in the future that are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement. If any of the events described in such “Risk Factors” section (as amended, supplemented or superseded) or elsewhere occurs or the risks described in such “Risk Factors” section (as amended, supplemented or superseded) actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “expect,” “plan,” “predict,” “potential,” “contemplate,” “should,” “will,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2011 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation:

•	the risk that our regulators could require us to maintain regulatory capital in excess of the levels needed to be considered well capitalized;

•	the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio;

•	possible volatility in loan charge-offs and recoveries between periods;

•

negative developments and further disruption in the credit and lending markets impacting our business and the businesses of our customers, as well as other banks and lending institutions with which we have commercial relationships;

•	the continued decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area;

•	the risks associated with the high volume of loans secured by commercial real estate in our portfolio;

•	the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market;

•	the risks associated with the establishment of our new mortgage unit, including the expansion into new geographic markets;

•	the risks associated with attracting and retaining experienced and qualified personnel, including our senior management and other key personnel in our core business lines;

•	uncertainty in estimating the fair value of loans held for sale and the possibility that we will not be able to dispose of these assets on terms acceptable to us;

•	the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy;

•	the effect on our profitability if interest rates fluctuate, as well as the effect of our customers’ changing use of our deposit products;

•	the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth;

•	continuation of volatility in the capital markets;

•	the effectiveness of our hedging transactions and their impact on our future results of operations;

•	changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, loan syndication opportunities and competition;

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the impact of changes in legislation, including the Dodd-Frank Act, or regulatory and accounting principles, policies or guidelines affecting our business, including those relating to capital requirements; and

•	other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we made with the SEC. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors.

TAYLOR CAPITAL GROUP, INC.

Our primary businesses are commercial banking and mortgage origination. Our target commercial lending customers are closely-held businesses in industries such as manufacturing, wholesale and retail distribution, transportation, construction contracting and professional services. Our clients are generally closely held, middle-market companies with annual revenues between $5 million and $250 million, and are generally not public. Our commercial lending activities primarily consist of providing loans for working capital; business expansion or acquisition; owner-occupied commercial real estate financing; revolving lines of credit; and stand-by and commercial letters of credit. Our commercial and industrial lending group operates primarily in the Chicago area. Through offices across the United States, we also offer asset-based financing, including revolving lines of credit supported by receivables and inventory and term loans supported by equipment and real estate.

In addition to our lending activities, we offer deposit products, such as checking, savings and money market accounts; time deposits and repurchase agreements to our business customers. We also offer corporate treasury cash management services to our commercial clients, including internet balance reporting, remote deposit capture, positive pay, automated clearing house products, imaged lock-box processing, controlled disbursement and account reconciliation. We also cross-sell products and services to the owners and executives of our business customers designed to help them meet their personal financial goals and include personal customized credit and wealth management services. We use third-party providers to augment our offerings to include investment management and brokerage services. In addition to commercial clients, we provide deposit and credit services to our community-based customers, typically individuals and small, local businesses located near one of our nine banking centers.

In January 2010, we established Cole Taylor Mortgage by hiring a team of individuals with extensive mortgage banking experience. This business unit began originating loans during the first quarter of 2010 and grew substantially in 2010. As of September 30, 2010, Cole Taylor Mortgage had 120 full time employees. This business unit sources mortgages through both retail offices and brokers throughout the United States, as well as our Chicago-based banking centers. As of December 31, 2010, Cole Taylor Mortgage was qualified in 17 states, and it expects to qualify in additional states in the near future.

Our principal executive office is located at 9550 West Higgins Road, Rosemont, Illinois 60018, our phone number is (847) 653-7978 and our website is www.taylorcapitalgroup.com. Other than as described in “Where You Can Find More Information” below, the information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our web site address is included as an inactive textual reference only.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

USE OF PROCEEDS

The applicable prospectus supplement relating to a specific issuance of securities will set forth details on our use of proceeds from sales of such securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and stock purchase units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Third Amended and Restated Certificate of Incorporation, our Third Amended and Restated By-laws, the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

The following description briefly summarizes our common stock. The following summary description and any summary description of the common stock in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to our Third Amended and Restated Certificate of Incorporation, our Third Amended and Restated By-laws and the Delaware General Corporation Law. Our Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws are on file with the SEC and are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

General

We may issue common stock from time to time. We have one class of common stock. Of the 45,000,000 shares of our common stock with a par value of $0.01 per share authorized, 17,877,708 shares were outstanding as of December 31, 2010, exclusive of shares held in treasury.

Dividend Rights

Holders of our common stock are entitled to receive any cash dividends that may be declared by our Board of Directors. During the second quarter of 2008, our Board of Directors discontinued dividend payments to common stockholders. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. In connection with our participation in TARP CPP and the issuance of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred”), we need the consent of the U.S. Treasury before we can pay any dividends on our common stock. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors and will depend upon our earnings and financial condition, the capital requirements of the Company and our subsidiaries, regulatory conditions and considerations and other factors as our Board of Directors may deem relevant. No cash dividends will be paid with respect to our common stock for any period unless dividends for the same period, and any accumulated but unpaid dividends, with respect to our preferred stock have been paid.

Voting Rights

Each share of Common Stock entitles the holder thereof to one vote per share on all matters on which the holders of our Common Stock are entitled to vote. The common stock does not have cumulative voting rights.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preemptive Rights

The holders of our common stock have no preemptive rights.

Miscellaneous

Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

DESCRIPTION OF PREFERRED STOCK

Preferred Stock That We May Offer

The following description briefly summarizes preferred stock that we may offer from time to time. The following summary description and any summary description of such preferred stock in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to our Third Amended and Restated Certificate of Incorporation, our Third Amended and Restated By-laws, the Delaware General Corporation Law and the certificate of designations relating to the particular series of our preferred stock. Our Third Amended and Restated Certificate of Incorporation, Third Amended and Restated By-laws and the certificates of designation relating to our outstanding series of preferred stock are on file with the SEC and are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

General. Under our Third Amended and Restated Certificate of Incorporation, as amended, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock,

$0.01 par value per share, in one or more series, and to determine the voting powers and the designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations or restrictions of each series. As of December 31, 2010, 2,010,153 shares of our preferred stock were issued and outstanding. We may amend our Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of preferred stock in a manner permitted by our Third Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law.

Under regulations adopted by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

The preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, you will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of a particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Depositary Shares

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we offer depositary shares pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of the depositary shares and the underlying preferred stock to which the depositary shares relate.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the Commission.

Outstanding Preferred Stock

Series B Preferred Stock

We have 104,823 shares of Series B Preferred authorized, all of which were issued and outstanding as of December 31, 2010. The shares of the Series B Preferred were sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program. The following is a brief description of the terms of the Series B Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation.

Dividend Rights. Holders of shares of Series B Preferred are entitled to receive if, as and when declared by our board of directors, out of legally available funds, cumulative cash dividends at a rate per annum of

5% per share on a liquidation preference of $1,000 per share of Series B Preferred with respect to each dividend period from November 21, 2008 to, but excluding, November 22, 2013. From and after November 22, 2013, holders of shares of Series B Preferred are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series B Preferred with respect to each dividend period thereafter.

Priority of Dividends. With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series B Preferred rank:

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senior to our common stock and all other equity securities designated as ranking junior to the Series B Preferred (i.e., the Series D Preferred and any series of preferred stock being offered designated as ranking junior to the Series B Preferred); and

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at least equally with all other equity securities designated as ranking on a parity with the Series B Preferred with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the Company (i.e., the Series C Preferred, the Series E Preferred and any series of preferred stock being offered designated as ranking on a parity with the Series B Preferred).

So long as any shares of Series B Preferred remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in shares of our common stock.

In addition, we may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series B Preferred for all prior dividend periods, other than:

•	purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business;

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purchases or other acquisitions by broker-dealer subsidiaries of our company solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of business;

•	purchases or other acquisitions by broker-dealer subsidiaries of our company for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	redemptions or repurchases of rights pursuant to any stockholders’ rights plan;

•	the acquisition by us of record ownership of junior stock or parity stock for the beneficial ownership of any person (other than us), including as trustees or custodians; and

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the exchange or conversion of (i) junior stock for or into other junior stock or (ii) parity stock for or into other parity stock or junior stock, but only to the extent that (x) such acquisition is required pursuant to binding contractual agreements entered into before November 21, 2008, or (y) any subsequent agreement calls for the accelerated exercise, settlement or exchange thereof for common stock.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series B Preferred from time to time out of any funds legally available for such payment, and the Series B Preferred will not be entitled to participate in any such dividends.

Redemption. The Series B Preferred may not be redeemed prior to November 22, 2011 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $26,205,750, which equals 25% of the aggregate liquidation amount of the Series B Preferred on the date of issuance. In such a case, we may redeem the Series B Preferred, in whole or in part, subject to the approval of the Federal Reserve Board, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than us or our subsidiaries after November 21, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to November 21, 2008.

After November 22, 2011, the Series B Preferred may be redeemed by us at any time, in whole or in part, subject to the approval of the Federal Reserve Board and the notice requirements described below.

In any redemption, the redemption price of the Series B Preferred will be an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series B Preferred is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series B Preferred have no right to require the redemption or repurchase of their shares of Series B Preferred.

In the case of any redemption of less than all of the shares of Series B Preferred, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors may determine to be fair and equitable. Furthermore, if we repurchase shares of Series B Preferred from a holder other than the initial holder, we must offer to repurchase a ratable portion of the shares of Series B Preferred then held by the initial holder.

Shares of Series B Preferred that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series B Preferred will be entitled to receive an amount per share, referred to as the “total liquidation amount,” equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to, but excluding, the date of payment. Holders of Series B Preferred will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series B Preferred.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series B Preferred and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series B Preferred and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series B Preferred has been paid in full to all holders of Series B Preferred and other shares of parity stock, the holders of our common stock and any other shares ranking, as to such distribution, junior to Series B Preferred will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into, any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights. Except as indicated below or otherwise required by law, holders of Series B Preferred will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If dividends on the Series B Preferred have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be automatically increased by two. Holders of Series B Preferred, together with the holders of any outstanding parity stock with like voting rights (the “Voting Parity Stock”), voting as a single class, will be entitled to elect the two additional members to our board of directors (the “Preferred Stock Directors”), at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends on the Series B Preferred for all past dividend periods have been paid in full. The election of any Preferred Stock Director is subject to the qualification that his or her election would not cause us to violate the corporate governance requirement of the NASDAQ Stock Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series B Preferred and Voting Parity Stock to elect Preferred Stock Directors, as described above, the Preferred Stock Directors will immediately cease to be qualified as directors, their terms of office shall terminate immediately and the number of authorized directors on our board will be reduced by the number of Preferred Stock Directors that the holders of Series B Preferred and Voting Parity Stock had been entitled to elect. The holders of a majority of shares of Series B Preferred and Voting Parity Stock, voting as a class, may remove any Preferred Stock Director, with or without cause, and the holders of a majority of the shares of Series B Preferred and Voting Parity Stock, voting as a class, may fill any vacancy created by the removal of a Preferred Stock Director. If the office of a Preferred Stock Director becomes vacant for any other reason, the remaining Preferred Stock Director may choose a successor to fill such vacancy for the remainder of his or her unexpired term.

Other Voting Rights. So long as any shares of Series B Preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by our Third Amended and Restated Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

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any amendment or alteration of our Third Amended and Restated Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series B Preferred with respect to payment of dividends and/or distribution of assets on our liquidation, dissolution or winding up;

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any amendment, alteration or repeal of any provision of the Series B Preferred Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of Series B Preferred; or

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any consummation of a binding share exchange or reclassification involving the Series B Preferred or a merger or consolidation of us with another entity, unless the shares of Series B Preferred remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities, and such remaining outstanding shares of Series B Preferred or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series B Preferred, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series B Preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series B Preferred to effect the redemption.

Preemptive Rights. The holders of our Series B Preferred have no preemptive rights.

Series C Preferred Stock

We have 1,500,000 shares of our 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (“Series C Preferred”) authorized, of which 1,276,480 shares were issued and outstanding as of December 31, 2010. The following is a brief description of the terms of the Series C Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation, including the Certificate of Designations for the Series C Preferred.

Dividend Rights. Holders of Series C Preferred are entitled to receive dividends at an annual rate of 8.0% of the liquidation preference, when, as and if declared by our board of directors, payable quarterly in arrears in January, April, July and October of each year, beginning in October 2010. Dividends on the Series C Preferred are non-cumulative. No cash dividends will be paid with respect to our common stock or any series of preferred stock junior to the Series C Preferred (including the Series D Preferred) for any period unless dividends for the same period with respect to our Series C Preferred have been paid.

Conversion. The Series C Preferred is convertible into shares of our common stock at a conversion price of $12.28 per share, subject to adjustments as set forth in the Certificate of Designations for the Series C Preferred. The Series C Preferred is convertible into shares of our common stock at the option of the holders of shares of Series C Preferred at any time, and will be convertible at our option at any time after the earlier to occur of (1) May 28, 2015, and (2) the first date on which the volume-weighted average per share price of our common stock equals or has exceeded 130% of the then applicable conversion price of the Series C Preferred for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013.

Dividend and Liquidation Priority. The Series C Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, (i) senior to our common stock, our Series D Preferred and each other class or series of preferred stock hereafter issued by us (unless the holders of a majority in interest of the outstanding Series C Preferred otherwise agree in writing), and (ii) pari passu with outstanding shares of our Series E Preferred and our Series B Preferred.

Voting Rights. Holders of Series C Preferred are entitled to vote on an as-converted basis with the holders of our common stock as a single class on all matters brought before our stockholders and will have no class voting rights except as specifically required under Delaware law.

Preemptive Rights. Until the earlier of (a) the date on which the holders of Series C Preferred no longer beneficially own in the aggregate at least 400,000 shares of Series C Preferred (subject to adjustment for stock splits, stock dividends and similar transactions) and (b) May 28, 2012, the Company will provide each holder of Series C Preferred a right to maintain the proportionate equity interest in the company represented by the shares of Series C Preferred held by such holder in connection with any future transactions involving the sale of equity securities, or securities convertible into equity securities, in a capital raising transaction (subject to customary exceptions such as for a firm commitment underwritten public offering).

Series D Preferred Stock

We have 405,330 shares of our Series D Preferred authorized, all of which were issued and outstanding as of December 31, 2010. The following is a brief description of the terms of the Series D Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation, including the Certificate of Designations for the Series D Preferred and Series E Preferred.

Dividend Rights. Holders of Series D Preferred are entitled to receive dividends when, as and if declared by our board of directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of our common stock that such shares of Series D Preferred would be convertible into in connection with a Widely Dispersed Offering (as defined below) of Series D Preferred. We will not pay any dividends with respect to our common stock unless a dividend is also paid to the holders of Series D Preferred. A “Widely Dispersed Offering” means any sale or other transfer of Series D Preferred or Series E Preferred, as applicable, (a) pursuant to any public offering or public sale of our securities, (b) to a person or group of persons if, after such transfer, such person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities without any such transfer, (c) to a person or group of persons in a transaction or series of related transactions in which no transferee would receive in such transaction or series of related transactions more than 2% of our outstanding voting securities, (d) pursuant to a merger, consolidation or similar transaction involving if, after such transaction, a person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities, or (e) to a person or group of persons who has been approved by the Federal Reserve Board to hold the number of our voting securities held by such person or group of persons after giving effect to such transfer.

Conversion. Each share of Series D Preferred is convertible into one share of our common stock, subject to adjustment as set forth in the Certificate of Designations for the Series D Preferred and Series E Preferred, automatically upon a Widely Dispersed Offering of Series D Preferred.

Dividend and Liquidation Priority. The Series D Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, (i) junior to our Series B Preferred, our Series C Preferred, our Series E Preferred and all future issuances of trust preferred stock, and (ii) pari passu with our common stock.

Voting Rights. Holders of Series D Preferred are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under Delaware law.

Preemptive Rights. The holders of our Series D Preferred have no preemptive rights.

Series E Preferred Stock

We have 223,520 shares of our Series E Preferred authorized, all of which were issued and outstanding as of December 31, 2010. The following is a brief description of the terms of the Series E Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation, including the Certificate of Designations for the Series D Preferred and Series E Preferred.

Dividend Rights. Holders of Series E Preferred are entitled to receive dividends at an annual rate of 8.0% of the liquidation preference, when, as and if declared by our board of directors, payable quarterly in arrears in January, April, July and October of each year, beginning in January 2011. Dividends on the Series E Preferred are non-cumulative. We will not pay any dividends with respect to our Series C Preferred unless a dividend is also paid to the holders of Series E Preferred. No cash dividends will be paid with respect to our common stock or any series of preferred stock junior to the Series E Preferred (including the Series D Preferred) for any period unless dividends for the same period with respect to our Series E Preferred have been paid.

Conversion. The Series E Preferred is convertible into shares of Series D Preferred at a conversion price of $12.28 per share, subject to adjustments as set forth in the Certificate of Designations for the Series D Preferred and Series E Preferred. The Series E Preferred are convertible into shares of Series D Preferred at our option at any time after the earlier to occur of (1) May 28, 2015, and (2) the first date on which the volume-weighted average per share price of our common stock equals or has exceeded 130% of the then applicable conversion price of the Series C Preferred for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. In addition, the Series E Preferred is convertible on a one-for-one basis into shares of Series C Preferred upon any sale or other transfer of Series E Preferred in a Widely Dispersed Offering.

Dividend and Liquidation Priority. The Series E Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, (i) senior to (a) our common stock, and (b) our Series D Preferred and each other class or series of preferred stock hereafter issued by us (unless the holders of a majority in interest of the outstanding Series E Preferred otherwise agree in writing), and (ii) pari passu with outstanding shares of our Series C Preferred and our Series B Preferred.

Voting Rights. Holders of Series E Preferred are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under Delaware law.

Preemptive Rights. Until the earlier of (a) the date on which the holders of Series C Preferred no longer beneficially own in the aggregate at least 400,000 shares of Series C Preferred (subject to adjustment for stock splits, stock dividends and similar transactions) and (b) May 28, 2012, the Company will provide each holder of Series E Preferred a right to maintain the proportionate equity interest in the company represented by the shares of Series E Preferred held by such holder in connection with any future transactions involving the sale of equity securities, or securities convertible into equity securities, in a capital raising transaction (subject to customary exceptions such as for a firm commitment underwritten public offering).

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer by this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of, and any premium or interest on, the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

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whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

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the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof,

and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

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the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or interest on, any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

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waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

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failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

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the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance.

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

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we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable, or

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we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

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all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

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to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

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we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

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we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Delaware, except to the extent the Trust Indenture Act of 1939 is applicable.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following items:

•	the title and specific designation of the warrants;

•	the aggregate number of warrants offered;

•	the amount of warrants outstanding, if any;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share, and number of shares, of our common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF CERTAIN PROVISIONS OF OUR CHARTER, BY-LAWS AND DELAWARE LAW

Our Third Amended and Restated Articles of Incorporation and our Third Amended and Restated By-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Third Amended and Restated Certificate of Incorporation

Authorized Shares of Capital Stock. Authorized but unissued shares of common stock and preferred stock under our Third Amended and Restated Certificate of Incorporation could (within the limits imposed by applicable law and NASDAQ Stock Market rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

Concentration of Ownership. The members of the Taylor family in the aggregate beneficially own approximately 28% of our outstanding shares of common stock (assuming the conversion of shares of Series C

Preferred held by them and the exercise in full of any options and warrants owned by such persons to purchase our common stock (and not any other holders thereof)). Harrison I. Steans, the Chairman of our Executive Committee, and Jennifer W. Steans, one of our directors, in the aggregate and without duplication, beneficially own approximately 14% of our outstanding shares of common stock (assuming the conversion of shares of Series C Preferred held by them and the exercise in full of any options and warrants owned by such persons to purchase our common stock (and not any other holders thereof)). Although members of the Taylor family and members of the Steans family have not entered into any agreement or arrangement with respect to their voting of our securities, the Steans family, the Taylor family and their respective affiliates, were they to collectively vote in favor of or against any proposal, will be able to exercise significant control over all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions and matters, including mergers or similar transactions and amendments to our certificate of incorporation. Each of the Steans family and the Taylor family, were their respective members to collectively vote in favor of or against any proposal, could also separately exercise significant control over matters requiring approval of our stockholders.

Executive Committee. Our Third Amended and Restated Certificate of Incorporation created an Executive Committee, the members of which are members of our board of directors with one director designated for nomination by Financial Investments Corporation, one director designated for nomination by the members of the Taylor family and one director who is our most senior executive officer serving on the board of directors and not affiliated with either Financial Investments Corporation or the Taylor family.

We may not take action with respect to certain matters, including engaging in certain transactions and entering into certain agreements, without the unanimous approval of the Executive Committee. The required approval of the Executive Committee for us to take many actions or engage in many transactions, including most change of control transactions, such as mergers, consolidations or other business combinations, could prevent us from entering into such transactions despite our board of director’s support of the transaction. The members of the Executive Committee may have interests that are not aligned with those of other holders of our capital stock, including with respect to a change of control transaction, and the failure of any one of them to provide approval could prevent us from taking advantage of a transaction potentially beneficial to us and our stockholders.

Third Amended and Restated By-laws

Limitations on Right to Call Special Meetings; No Action by Written Consent; Stockholder Proposal Notice Requirements. Under our Third Amended and Restated By-laws, special meetings of our stockholders may be called by our President, the Chairman of our board of directors, or a majority of our board of directors. Our stockholders are entitled to request that our board of directors convene a special meeting of stockholders only upon the written request to the board of directors by the holders of at least 35% of the total voting power of the outstanding stock entitled to vote generally in the election of the members our board of directors. Further, our stockholders are unable to take action by written consent and, therefore, may only take action at stockholder meetings. Additionally, our Third Amended and Restated By-laws require that stockholder proposals meet certain advance notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would only be able to take action as a stockholder, such as electing new directors or approving a merger, at a duly called stockholders meeting and not by written consent.

Delaware Law

As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Third Amended and Restated Certificate of Incorporation, we are currently governed by Section 203 of the Delaware General Corporation Law. Under Section 203 of the Delaware General Corporation Law, subject to exceptions, we are prohibited from engaging in any business combination with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers; through agents; to dealers; through underwriters, brokers or dealers; or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered by us pursuant to this prospectus will be passed upon for us by our counsel, Katten Muchin Rosenman LLP. Melvin E. Pearl, a member of our board of directors, is a former Partner with Katten Muchin Rosenman LLP and currently serves as “Of Counsel” to that firm. Katten Muchin Rosenman LLP also acts as our counsel from time to time, and a limited number of its attorneys own, in the aggregate, less than 1% of the outstanding shares of our common stock.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2008 and 2009, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information at the SEC’s public reference room at the following location:

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.

Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

This prospectus is a part of a Registration Statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement, or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules thereto.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This permits us to disclose important information to you by referring to these filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supercede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than by filing subsequent information with the SEC. The historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above. The information included elsewhere in this prospectus and the following information incorporated by reference in this prospectus is considered to be part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 29, 2010;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 12, 2010, for the quarter ended June 30, 2010, filed with the SEC on August 13, 2010, and for the quarter ended September 30, 2010, filed with the SEC on November 12, 2010;

•

our Current Reports on Form 8-K, and amendments thereto, filed with the SEC on March 30, 2010, April 1, 2010, May 12, 2010, May 21, 2010, May 25, 2010, June 2, 2010, October 19, 2010, October 27, 2010 and October 28, 2010;

•

the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on October 10, 2002, including all amendments and reports filed for the purpose of updating such description; and

•	any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a

Current Report on Form 8-K, including any exhibits included in such Items, unless otherwise indicated therein), (1) after the date of the filing of the registration statement of which this prospectus forms a part and before its effectiveness or (2) after the date of this prospectus until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated in this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated in this prospectus by reference). You should direct any requests for copies to:

Taylor Capital Group, Inc.

Attention: Steven H. Shapiro, General Counsel and Corporate Secretary

9550 West Higgins Road

Rosemont, Illinois 60018

Telephone number: (847) 653-7978